                                                                    Exhibit 10.1

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                                  $120,000,000

                                CREDIT AGREEMENT

                                      among

                               VIDEO UPDATE, INC.,

                          VARIOUS LENDING INSTITUTIONS

                                       and

                                 BANQUE PARIBAS,

                                    as Agent

                        ---------------------------------

                            Dated as of March 6, 1998

                        ---------------------------------



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
                                TABLE OF CONTENTS

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Section 1. Amount and Terms of Credit ...............................          1
   1.01      The Commitments ........................................          1
   1.02      Minimum Amount of Each Borrowing .......................          4
   1.03      Notice of Borrowing ....................................          4
   1.04      Disbursement of Funds ..................................          5
   1.05      Notes ..................................................          6
   1.06      Conversions ............................................          8
   1.07      Pro Rata Borrowings ....................................          9
   1.08      Interest ...............................................          9
   1.09      Interest Periods .......................................         10
   1.10      Increased Costs, Illegality, etc........................         11
   1.11      Compensation ...........................................         13
   1.12      Replacement of Banks ...................................         14

Section 2. Letters of Credit ........................................         16
   2.01      Letters of Credit ......................................         16
   2.02      Minimum Stated Amount ..................................         17
   2.03      Letter of Credit Requests ..............................         17
   2.04      Letter of Credit Participations ........................         18
   2.05      Agreement to Repay Letter of Credit Drawings ...........         20
   2.06      Increased Costs ........................................         20

Section 3.  Commitment Commission; Fees; Reductions of Commitments...         21
   3.01      Fees ...................................................         21
   3.02      Voluntary Termination of Unutilized Commitments ........         22
   3.03      Mandatory Reduction of Commitments .....................         23

Section 4. Prepayments; Payments; Taxes .............................         24
   4.01      Voluntary Prepayments ..................................         24
   4.02      Mandatory Repayments and Commitment Reductions..........         26
   4.03      Method and Place of Payment ............................         33
   4.04      Net Payments ...........................................         33

Section 5.  Conditions Precedent to Loans on the Initial
             Borrowing Date..........................................         35
   5.01      Execution of Agreement; Notes ..........................         35
   5.02      Officer's Certificate ..................................         35
   5.03      Opinions of Counsel ....................................         35
   5.04      Corporate Documents; Proceedings .......................         36

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
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   5.05    Employee Benefit Plans; Shareholders'
             Agreements; Management Agreements;
             Employment Agreements; Collective
             Bargaining Agreements; Debt Agreements;
             Affiliate Contracts; Tax Sharing
             Agreements and Material Contracts ........................       36
   5.06    Consummation of the Transaction ............................       37
   5.07    Pledge Agreements ..........................................       40
   5.08    Security Agreements ........................................       40
   5.09    Subsidiaries Guaranty ......................................       41
   5.10    Landlord Waiver, etc........................................       42
   5.11    Material Adverse Change, etc................................       42
   5.12    Litigation .................................................       42
   5.13    Fees, etc...................................................       42
   5.14    Solvency Certificate; Environmental
             Analysis; Insurance Analyses .............................       42
   5.15    Approvals ..................................................       43
   5.16    Financial Statements; Projections;
             Management Letter Reports ................................       43
   5.17    Consent Letter .............................................       45
   5.18    New Store Leases, etc.......................................       45

Section 6. Conditions Precedent to All Credit Events ..................       45
   6.01    No Default; Representations and Warranties .................       45
   6.02    Notice of Borrowing; Letter of Credit Request ..............       46
   6.03    Adverse Change, etc.........................................       46
   6.04    Litigation .................................................       46
   6.05    Subsequent Legal Opinions ..................................       46
   6.06    Permitted Transactions .....................................       47

Section 7. Representations, Warranties and Agreements .................       47
   7.01    Corporate Status ...........................................       48
   7.02    Corporate Power and Authority ..............................       48
   7.03    No Violation ...............................................       48
   7.04    Governmental Approvals .....................................       48
   7.05    Financial Statements; Financial Condition;
             Undisclosed Liabilities; Projections; etc.................       49
   7.06    Litigation .................................................       51
   7.07    True and Complete Disclosure ...............................       51
   7.08    Use of Proceeds; Margin Regulations ........................       51
   7.09    Tax Returns and Payments ...................................       52
   7.10    Compliance with ERISA ......................................       53
   7.11    Security Documents .........................................       54
   7.12    Representations and Warranties in Documents ................       54
   7.13    Properties..................................................       55
   7.14    Capitalization..............................................       55


                                      (ii)

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   7.15      Subsidiaries ...........................................         55
   7.16      Compliance with Statutes, etc...........................         55
   7.17      Investment Company Act .................................         55
   7.18      Public Utility Holding Company Act .....................         55
   7.19      Environmental Matters ..................................         56
   7.20      Labor Relations ........................................         57
   7.21      Patents, Licenses, Franchises and Formulas .............         57
   7.22      Indebtedness ...........................................         58
   7.23      Restrictions on or Relating to Subsidiaries.............         58
   7.24      The Transaction ........................................         58
   7.25      Concentration Accounts, etc.............................         58
   7.26      Material Contracts .....................................         59

Section 8. Affirmative Covenants ....................................         59
   8.01      Information Covenants ..................................         59
   8.02      Books, Records and Inspections .........................         63
   8.03      Maintenance of Property, Insurance .....................         63
   8.04      Corporate Franchises ...................................         64
   8.05      Compliance with Statutes, etc...........................         64
   8.06      Compliance with Environmental Laws .....................         64
   8.07      ERISA ..................................................         65
   8.08      End of Fiscal Years; Fiscal Quarters ...................         66
   8.09      Performance of Obligations .............................         66
   8.10      Payment of Taxes .......................................         67
   8.11      Interest Rate and Exchange Rate Protection .............         67
   8.12      Use of Proceeds ........................................         67
   8.13      UCC and PPSA Searches ..................................         67
   8.14      Intellectual Property Rights ...........................         67
   8.15      Permitted Acquisitions .................................         68
   8.16      Registry ...............................................         72
   8.17      Further Actions ........................................         73
   8.18      Concentration Accounts .................................         74
   8.19      Ownership of Subsidiaries ..............................         75

Section 9. Negative Covenants .......................................         75
   9.01      Liens ..................................................         75
   9.02      Consolidation, Merger, Purchase or Sale of Assets, etc..         77
   9.03      Dividends ..............................................         79
   9.04      Concentration Accounts .................................         79
   9.05      Indebtedness ...........................................         79
   9.06      Advances, Investments and Loans ........................         80
   9.07      Transactions with Affiliates ...........................         81


                                     (iii)

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    9.08  Capital Expenditures ..........................................     81
    9.09  Fixed Charge Coverage Ratio ...................................     83
    9.10  Free Cash Flow Coverage Ratio .................................     83
    9.11  Consolidated Indebtedness to Consolidated Free Cash Flow ......     84
    9.12  Minimum Consolidated Net Worth ................................     85
    9.13  Minimum Consolidated EBITDA ...................................     85
    9.14  Minimum Consolidated Free Cash Flow ...........................     86
    9.15  Limitation on Voluntary Payments and
            Modification of Indebtedness; Limitation
            on Modifications of Certificate of
            Incorporation, By-Laws and Certain Other
            Agreements; etc..............................................     87
    9.16  Limitation on Certain Restrictions on Subsidiaries.............     88
    9.17  Limitation on Issuance of Capital Stock .......................     89
    9.18  Business ......................................................     89
    9.19  Limitation on Creation of Subsidiaries ........................     89

Section 10. Events of Default ...........................................     89
   10.01  Payments ......................................................     90
   10.02  Representations, etc...........................................     90
   10.03  Covenants .....................................................     90
   10.04  Default Under Other Agreements ................................     90
   10.05  Bankruptcy, etc................................................     90
   10.06  ERISA .........................................................     91
   10.07  Security Documents ............................................     92
   10.08  Guaranties ....................................................     92
   10.09  Judgments .....................................................     92
   10.10  Change in Control .............................................     92

Section 11. Definitions and Accounting Terms ............................     93
   11.01  Defined Terms .................................................     93

Section 12.  The Agent...................................................    126
   12.01  Appointment....................................................    126
   12.02  Nature of Duties...............................................    126
   12.03  Lack of Reliance on the Agent..................................    126
   12.04  Certain Rights of the Agent....................................    127
   12.05  Reliance.......................................................    127
   12.06  Indemnification................................................    127
   12.07  The Agent in Its Individual Capacity...........................    128
   12.08  Holders........................................................    128
   12.09  Resignation by the Agent.......................................    128

Section 13.  Miscellaneous...............................................    129


                                      (iv)

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   13.01 Payment of Expenses, etc...................................         129
   13.02 Right of Setoff ...........................................         130
   13.03 Notices ...................................................         130
   13.04 Benefit of Agreement ......................................         130
   13.05 No Waiver; Remedies Cumulative ............................         132
   13.06 Payments Pro Rata .........................................         132
   13.07 Calculations; Computations ................................         133
   13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION;
           VENUE; WAIVER OF JURY TRIAL .............................         133
   13.09 Counterparts ..............................................         135
   13.10 Effectiveness .............................................         135
   13.11 Headings Descriptive ......................................         135
   13.12 Amendment or Waiver .......................................         135
   13.13 Survival ..................................................         137
   13.14 Domicile of Loans .........................................         137
   13.15 Confidentiality ...........................................         137
   13.16 Post-Closing Obligations ..................................         138

       SCHEDULE I        Commitments
       SCHEDULE II       Insurance
       SCHEDULE III      Real Property
       SCHEDULE IV       Bank Deposit Accounts/Concentration
       SCHEDULE V        Tax Matters
       SCHEDULE VI       ERISA
       SCHEDULE VII      Net Operating Losses, etc.
       SCHEDULE VIII     Subsidiaries
       SCHEDULE IX       Existing Indebtedness
       SCHEDULE X        Material Contracts
       SCHEDULE XI       Existing Liens
       SCHEDULE XII      Executive Compensation
       SCHEDULE XIII     New Leased Stores
       SCHEDULE XIV      Designated Moovies Stores
       SCHEDULE XV       Litigation

       EXHIBIT A-1       Notice of Borrowing
       EXHIBIT A-2       Notice of Conversion
       EXHIBIT A-3       Letter of Credit Request
       EXHIBIT B-1       A Term Note
       EXHIBIT B-2       B Term Note
       EXHIBIT B-3       Capital Expenditure Note
       EXHIBIT B-4       Revolving Note
       EXHIBIT B-5       Swingline Note


                                      (v)

       EXHIBIT C         Section 4.04(b)(ii) Certificate
       EXHIBIT D-1       Form of Opinion of Gadsby & Hannah LLP
       EXHIBIT D-2       Form of Opinion of Goodman, Phillips &
                         Vineberg, Special Canadian Counsel to
                         the Credit Parties

       EXHIBIT E         Officers' Certificate of Credit Parties
       EXHIBIT F-1       U.S. Pledge Agreement
       EXHIBIT F-2       Canadian Pledge Agreements
       EXHIBIT G-1       U.S. Security Agreement
       EXHIBIT G-2       Canadian Security Agreements
       EXHIBIT H         Subsidiaries Guaranty
       EXHIBIT I         Solvency Certificate
       EXHIBIT J         Consent Letter
       EXHIBIT K         Assignment and Assumption Agreement


                                      (vi)

            CREDIT AGREEMENT, dated as of March 6, 1998, among VIDEO UPDATE, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), the Banks party hereto from time to time and BANQUE PARIBAS, as agent (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as therein defined.

                         W I T N E S S E T H :

            WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;

            NOW, THEREFORE, IT IS AGREED:

            Section 1.  Amount and Terms of Credit.

            1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with an A Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each, an "A Term Loan" and, collectively, the "A Term Loans") to the Borrower, which A Term Loans
(i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Base Rate Loans pursuant to Section 1.06) and (ii) shall not exceed for any Bank, in initial aggregate principal amount, that amount which equals the A Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(b)(ii)). Once repaid, A Term Loans incurred hereunder may not be reborrowed.

            (b) Subject to and upon the terms and conditions set forth herein, each Bank with a B Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each, a "B Term Loan" and, collectively, the "B Term Loans") to the Borrower, which B Term Loans (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Base Rate Loans pursuant to Section 1.06) and (ii) shall not exceed for any Bank, in initial aggregate principal amount, that amount which equals the B Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(c)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to
Section 3.03(c)(ii)). Once repaid, B Term Loans incurred hereunder may not be reborrowed.

            (c) Subject to and upon the terms and conditions set forth herein, each Bank with a Capital Expenditure Loan Commitment severally agrees to make, at any time and from time to time after the Initial Borrowing Date and prior to the Capital Expenditure Loan Conversion Date, a loan or loans (each, a "Capital Expenditure Loan" and, collectively, the "Capital Expenditure Loans") to the Borrower, which Capital Expenditure Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans; provided that (x) except as otherwise specifically provided in Section 1.10(b), all Capital Expenditure Loans comprising the same Borrowing shall at all times be of the same Type and
(y) no Eurodollar Loans may be incurred prior to the Syndication Termination Date and (ii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which equals the Available Capital Expenditure Loan Commitment of such Bank at such time (before giving effect to any reductions thereto on such date pursuant to Section 3.03(d)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(d)(ii)). Once repaid, Capital Expenditure Loans incurred may be reborrowed prior to the Capital Expenditure Loan Conversion Date in accordance with the provisions hereof.

            (d) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees at any time and from time to time after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a loan or loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans; provided that (x) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (y) no Eurodollar Loans may be incurred prior to the Syndication Termination Date, (ii) may be repaid and reborrowed in accordance with the provisions hereof, and (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of
(x) such Bank's Percentage and (y) the sum of the aggregate amount of (I) all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Available Revolving Loan Commitment of such Bank at such time.

            (e) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans (each a "Swingline Loan," and collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with (x) the aggregate principal amount of all Revolving Loans then outstanding and (y) the amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Available Revolving Loan Commitment at such


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
time (after giving effect to any reductions to the Total Revolving Loan Commitment on such date) and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(e), the Swingline Bank (x) shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into arrangements satisfactory to it to eliminate the Swingline Bank's risk with respect to the Bank which is subject of such Bank Default, including by cash collateralizing such Bank's Percentage of the outstanding Swingline Loans and (y) shall not make any Swingline Loan after receiving a written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Bank shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice, (ii) the waiver of such Default or Event of Default by the Required Banks or (iii) the Agent in good faith believes that such Default or Event of Default has ceased to exist.

            (f) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day from all Banks with a Revolving Loan Commitment (without giving effect to any terminations and/or reductions thereto pursuant to the last paragraph of
Section 10) pro rata on the basis of their respective Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and (v) the amount of the Total Revolving Loan Commitment or the Total Available Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10); provided, that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

            1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing hereunder shall not be less than the Minimum Borrowing Amount and, if greater, shall be in integral multiples of (x) $100,000, in the case of Loans (other than Swingline Loans) and (y) $50,000, in the case of Swingline Loans, provided that Mandatory Borrowings shall be in the amounts required by Section 1.01(f). More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twelve Borrowings of Eurodollar Loans.

            1.03 Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Agent at its Notice Office, prior to 10:00 A.M. (New York time) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans. Each such notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A-1, appropriately completed to specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Loans being made pursuant to such Borrowing shall constitute A Term Loans, B Term Loans, Revolving Loans or Capital Expenditure Loans and (iv) whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. Any notice received after 10:00 A.M. (New York time) shall be deemed to be received on the next succeeding Business Day. The Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters specified in the Notice of Borrowing.

            (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Bank not later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be made, written notice (or telephonic notice confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of Swingline Loans to be made pursuant to such Borrowing.

            (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(f), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(f).

            (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent, the respective Issuing Bank (in the case of Letters of Credit) or the Swingline Bank, as the case may be, prior to receipt of written confirmation, act without liability upon the basis of telephonic notice believed by the Agent, the respective Issuing Bank (in the case of Letters of Credit) or the Swingline Bank, as the case may be in good faith to be from the president, the chief executive officer, chief financial officer or controller of the Borrower. In each such case, the Agent's, such Issuing Bank's or the Swingline Bank's record of the terms of such telephonic notice shall be conclusive absent manifest error.

            1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than the close of business on the date specified pursuant to Section 1.03(b)(i) or (y) in case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(f)), each Bank with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Bank shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office, and the Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified in writing by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower, until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, the cost to the Agent of acquiring over-night federal funds and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to
Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

            1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, an "A Term Note" and, collectively, the "A Term Notes"), (ii) if B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a "B Term Note" and, collectively, the "B Term Notes"), (iii) if Capital Expenditure Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, a "Capital Expenditure Note" and, collectively, the "Capital Expenditure Notes"), (iv) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (v) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (the "Swingline Note").

            (b) The A Term Note issued to each Bank with an A Term Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and its registered assigns and be dated the Initial Borrowing Date,
(iii) be in a stated principal amount equal to the A Term Loan made by such Bank on the Initial Borrowing Date and be payable in the principal amount of the A Term Loan evidenced thereby, (iv) mature on the A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

            (c) The B Term Note issued to each Bank with a B Term Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and its registered assigns and be dated the Initial Borrowing Date,
(iii) be in a stated principal amount equal to the B Term Loan made by such Bank on the Initial Borrowing Date and be payable in the principal amount of the B Term Loan evidenced thereby, (iv) mature on the B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section

4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

            (d) The Capital Expenditure Note issued to each Bank with a Capital Expenditure Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Capital Expenditure Loan Commitment of such Bank and be payable in the principal amount of the Capital Expenditure Loans evidenced thereby, (iv) mature on the Capital Expenditure Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

            (e) The Revolving Note issued to each Bank with a Revolving Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and its registered assigns and be dated the Initial Borrowing Date,
(iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

            (f) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Bank and its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

            (g) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or the making of an incorrect notation shall not affect the Borrower's obligations in respect of such Loans.

            1.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion at least equal to the Minimum Borrowing Amount of the out-standing principal amount of the Loans (other than Swingline Loans which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one Type of Loan into a Borrowing or Borrowings (of the same Tranche) of the other Type of Loan; provided that:

            (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto;

           (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion;

          (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings than is permitted under Section 1.02; and

           (iv) prior to the Syndication Termination Date, no Loan may be converted into Eurodollar Loans.

Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion"), which notice shall be in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

            1.07 Pro Rata Borrowings. All Borrowings of Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their respective A Term Loan Commitments, B Term Loan Commitments, Capital Expenditure Loan Commitments or Revolving Loan Commitments, as the case may be; provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred by the Borrower from the Banks with Revolving Loan Commitments pro rata on the basis of their Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

            1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

            (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Quoted Rate for such Interest Period.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time and (y) the rate which is 2% in excess of the rate borne by such Loans. Interest which accrues under this
Section 1.08(c) shall be payable on demand.

            (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (z) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) Upon each Interest Determination Date, the Agent shall determine the Quoted Rate for the Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            (f) All computations of interest hereunder shall be made in accordance with Section 13.07(b).

            1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 10:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Agent notice thereof, the interest period (each, an

"Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, three or six-month period; provided that:

            (i) all Eurodollar Loans comprising a single Borrowing shall at all times have the same Interest Period;

           (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Euro-dollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

           (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period for a Borrowing under any Tranche shall be selected which extends beyond the respective Maturity Date for such Tranche;

           (vi) no Interest Period may be selected at any time when any Default or Event of Default is then in existence;

          (vii) no Interest Period in respect of any Borrowing of A Term
      Loans, B Term Loans or Capital Expenditure Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such A Term Loans, B Term Loans or Capital Expenditure Loans will be required to be made under Section 4.02(A)(b), (c) or (d), as the case may be, if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such A Term Loans, B Term Loans or Capital Expenditure Loans, as the case may be, maintained as Eurodollar Loans which have Interest Periods expiring after such date will be in excess of the aggregate principal amount of such A Term Loans, B Term Loans or Capital Expenditure Loans, as the case may be, then outstanding less the aggregate amount of such required prepayment; and

         (viii) no Interest Period may be selected prior to the Syndication Termination Date.

If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans the Borrower has failed to elect a new Interest Period to be applicable to such Eurodollar Loans as provided above or a Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate; or

           (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank imposed by the jurisdiction in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Quoted Rate) and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having the force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (if by telephone, promptly confirmed in writing) to the Borrower, and, except in the case of clause (i) above, to the Agent of such determination (which notice the

Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause
(ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (i) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Agent pursuant to Section 1.10(a)(ii) or (iii), cancel the respective Borrowing or conversion, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan; provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

            (c) If at any time after the date hereof, any Bank determines that the introduction of or any change in applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the National Association of Insurance Commissioners ("NAIC") or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c).

            1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b). A Bank's basis for requesting compensation pursuant to this Section, and a Bank's calculations of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

            1.12 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or (y) if any Bank (other than the Agent) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with any other Bank or with one or more Eligible Transferee or Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Agent or, at the option of the Borrower, to replace only (a) the Revolving Loan Commitment (and Revolving Loans outstanding pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment (and Revolving Loans outstanding pursuant thereto) provided by the Replacement Bank or (b) in the case of a replacement as provided Section 13.12(b) when a consent of the respective Bank is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Loans of such Bank in respect of each Tranche when a consent of such Bank would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Bank; provided that:

            (i) at the time of any replacement pursuant to this Section 1.12, the Replacement Bank shall enter into one or more assignment agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said
      Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings, (b) the Capital Expenditure Loan Commitment, prior to the Capital Expenditure Loan Conversion Date, the Capital Expenditure Loan Commitment and outstanding Capital Expenditure Loans and thereafter, the outstanding Capital Expenditure Loans and/or (c) outstanding Term Loans of either or both Tranches, the outstanding Term Loans of the respective Tranche or Tranches) the Replaced Bank and in each case (except for replacement of only the outstanding Term Loans of one or both Tranches of Term Loans or Capital Expenditure Loans of the respective Bank) participations in Letters of Credit by the Replaced Bank and in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or, in the case of the replacement of only (I) the Revolving Loan Commitment, the outstanding Revolving Loans of the Replaced Bank, (II) the Capital Expenditure Loan Commitment prior to the Capital Expenditure Loan Conversion Date, the outstanding Capital Expenditure Loans of the Replaced Bank, (III) Capital Expenditure Loans after the Capital Expenditure Loan Conversion Date, the outstanding Capital Expenditure Loans of the Replaced Bank or (IV) Term Loans of either or both Tranches, the outstanding Term Loans of the respective Tranche or Tranches of the Replaced Bank), and (B) except in the case of the replacement of only the outstanding Term Loans of one or both Tranches of Term Loans, the Capital Expenditure Loan Commitment and/or the outstanding Capital Expenditure Loans of the Replaced Bank, an amount equal to such Replaced Bank's Percentage of all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank (but only with respect to the relevant Tranche, in the case of the replacement of less than all the Tranches of Loans then held by the respective Replaced
      Bank) pursuant to Section 3.01 hereof, (y) except in the case of the replacement of only the outstanding Term Loans of one or both Tranche of Term Loans, the Capital Expenditure Loan Commitment and/or the outstanding Capital Expenditure Loans of the Replaced Bank, the Issuing Bank or Banks, an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to a Letter of Credit issued by such Issuing Bank to the extent such amount was not theretofore funded by such Replaced Bank and (z) in the case of any replacement of Revolving Loan Commitments, the Swingline Bank an amount equal to such Replaced Bank's Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank; and

           (ii) all obligations of the Borrower owing to the Replaced Bank (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Bank which will remain outstanding after giving effect to the respective replacement) shall be paid in full by the Borrower to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Agent pursuant to Section 8.16 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes, executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and unless the respective Replaced Bank continues to have outstanding Term Loans (of one or both Tranches of Term Loans), a Capital Expenditure Loan Commitment, outstanding Capital Expenditure Loans and/or a Revolving Loan Commitment hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank, and (y) the Percentages and Capital Expenditure Commitment Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement.

            Section 2.  Letters of Credit.

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request any Issuing Bank at any time and from time to time after the Initial Borrowing Date and prior to the third Business Day immediately preceding the Revolving Loan Maturity Date to issue, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness, an irrevocable standby letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank in support of said L/C Supportable Indebtedness (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars.

            (b) Each Issuing Bank (other than Banque Paribas) may agree in its sole discretion and Banque Paribas hereby agrees that it will (subject to the terms and conditions contained herein), at any time and from time to time after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit in support of such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; provided that the respective Issuing

Bank shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it;

           (ii) such Issuing Bank shall have received a notice of the type described in the second sentence of Section 2.03(b) from any Bank prior to the issuance of such Letter of Credit; or

          (iii) a Bank Default exists, unless such Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Bank's risk with respect to the Bank which is the subject of the Bank Default, including by cash collateralizing such Bank's Percentage of the Letter of Credit Outstandings.

            (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, prior to the issuance of, the respective Letter of Credit) at such time, would exceed (x) $5,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, an amount equal to the Total Available Revolving Loan Commitment then in effect (after giving effect to any reductions to the Total Revolving Loan Commitment on such date) and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of
(x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be renewable for successive periods of up to 12 months, but not beyond the Revolving Loan Maturity Date, on terms acceptable to the Issuing Bank) and (y) the third Business Day immediately preceding the Revolving Loan Maturity Date.

            2.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit shall be not less than $250,000 or such lesser amount as is acceptable to the Issuing Bank but in no event shall there be more than ten Letters of Credit outstanding at any one time.

            2.03 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Agent and the respective Issuing Bank at least 7 Business Days' (or such shorter period as is acceptable to the respective Issuing Bank in any given case) written notice prior to the proposed date of issuance (which shall be a Business
Day). Each notice shall be in the form of Exhibit A-3 (each, a "Letter of Credit Request").

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in
Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary practices.

            2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the respective Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Banks pursuant to Section 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall not have any obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower or any Bank.

            (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Agent for the account of such Issuing Bank the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Agent at the Payment Office for the account of such Issuing Bank in Dollars such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Agent for the account of such Issuing Bank, such Participant agrees to pay to the Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to the Agent for the account of such Issuing Bank its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of such Issuing Bank its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Issuing Bank such other Participant's Percentage of any such payment.

            (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which the Agent has received for the account of such Issuing Bank any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Agent and the Agent shall promptly pay each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (e) The obligations of the Participants to make payments to the Agent for the account of each Issuing Bank with respect to Letters of Credit issued shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

           (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Agent in immediately available funds at the Payment Office (or by making the payment directly to such Issuing Bank at such location as may otherwise have been agreed upon by the Borrower and such Issuing Bank), for any payment or disbursement made by such Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank is reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus 4.50%, in each case with such interest to be payable on demand.

            (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as Issuing Bank or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each, a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

            2.06 Increased Costs. If at any time after the date hereof any Issuing Bank or any Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by such Issuing Bank or any Participant, or any corporation controlling such Person, with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital ade-quacy or similar requirement against letters of credit issued by such Issuing Bank or participated in by any Participant, or (ii) impose on such Issuing Bank or any Participant, or any corporation controlling such Person, any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to such Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by such Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Agent), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Such Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant, although failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.06. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final, conclusive and binding on the Borrower.

            Section 3. Commitment Commission; Fees; Reductions of Commitments.

            3.01 Fees. (a) The Borrower agrees to pay to the Agent for distribution to each Bank with a Revolving Loan Commitment and/or a Capital Expenditure Loan Commitment a commitment commission (the "Commitment Commission") for the period from and including the Initial Borrowing Date to and excluding the Revolving Loan Maturity Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate for each day equal to 1/2 of 1% per annum on the daily Aggregate Unutilized Commitment of such Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date, or such earlier date upon which the Total Commitment is terminated.

            (b) The Borrower agrees to pay to each Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank hereunder (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $1,000. Accrued Facing Fees shall be due and payable in arrears to the Issuing Bank in respect of each Letter of Credit issued by it on each Quarterly Payment Date and on the date of the termination of the Total Revolving Loan Commitment on which no Letters of Credit remain outstanding.

            (c) The Borrower agrees to pay to the Agent for distribution to each Bank with a Revolving Loan Commitment a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate per annum equal to the product of (x) 3.50% and (y) the daily Stated Amount of such Letter of Credit. Letter of Credit Fees shall be distributed by the Agent to the Banks on the basis of the respective Percentages as in effect from time to time. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date of the termination of the Total Revolving Loan Commitment on which no Letters of Credit remain outstanding.

            (d) The Borrower hereby agrees to pay in immediately available funds directly to the Issuing Bank upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by the Issuing Bank such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which the Issuing Bank is customarily charging for issuances of, drawings under (including wire charges) or amendments of, letters of credit issued by it or such alternative amounts as may have been agreed upon in writing by the Borrower and the Issuing Bank.

            (e) The Borrower shall pay to the Agent, for its account, such other fees and other consideration as have been agreed to in writing by the Borrower or any of its Subsidiaries and the Agent.

            3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment and/or the Total Unutilized Capital Expenditure Loan Commitment, in whole or in part; provided that (i) each such reduction shall apply proportionately to reduce the Revolving Loan Commitment or the Capital Expenditure Loan Commitment, as the case may be, of each Bank with such a Commitment and (ii) any partial reduction pursuant to this Section 3.02 shall be in integral multiples of at least $100,000.

            (b) In the event of certain refusals by a Bank (other than the Agent) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), to terminate all of the Capital Expenditure Loan Commitment and/or the Revolving Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (other than amounts owing in respect of Term Loans or Capital Expenditure Loans maintained by such Bank, if such Term Loans or Capital Expenditure Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) and the Borrower shall pay to the Agent at such time an amount in cash and/or Cash Equivalents equal to such Bank's Percentage of the outstanding Letters of Credit, if any (which cash and/or Cash Equivalents shall be held by the Agent as security for the obligations of the Borrower hereunder in respect of the outstanding Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent (at which time Schedule I shall be deemed modified to reflect such changed amounts)), and at such time, unless the respective Bank continues to act as a Bank with respect to Term Loans of one or both Tranches or Capital Expenditure Loans or has a Revolving Loan Commitment or Capital Expenditure Loan Commitment hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications and similar provisions under this Agreement, which shall survive as to such repaid Bank.

            3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the A Term Loan Commitment, the B Term Loan Commitment, the Revolving Loan Commitment and the Capital Expenditure Loan Commitment of each Bank with such a Commitment) shall terminate on March 31, 1998 unless the Initial Borrowing Date has occurred on or before such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total A Term Loan Commitment (and the A Term Loan Commitment of each Bank with such a Commitment) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of the A Term Loans on such date) and (ii) prior to the termination of the Total A Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total B Term Loan Commitment (and the B Term Loan Commitment of each Bank with such a Commitment) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of the B Term Loans on such date) and (ii) prior to the termination of the Total B Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

            (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Capital Expenditure Loan Commitment (and the Capital Expenditure Loan Commitment of each Bank with such a Commitment) shall (i) terminate in its entirety on the Capital Expenditure Loan Conversion Date (after giving effect to the making of Capital Expenditure Loans on such date) and (ii) prior to the termination of the Total Capital Expenditure Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

            (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank with such a Commitment) shall terminate on the Revolving Loan Maturity Date.

            (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank with such a Commitment) shall be reduced at the time any payment is required to be made on the principal amount of Revolving Loans (or would be required to be made if Revolving Loans were then outstanding) pursuant to Section 4.02(B)(a), by an amount equal to the maximum amount of Revolving Loans that would be required to be repaid pursuant to
Section 4.02(B)(a) assuming that Revolving Loans were outstanding in an aggregate principal amount equal to the Total Revolving Loan Commitment.

            (g) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Capital Expenditure Loan Commitment (and the Capital Expenditure Loan Commitment of each Bank with such a Commitment) shall be reduced at the time any payment is required to be made on the principal amount of Capital Expenditure Loans (or would be required to be made if Capital Expenditure Loans were then outstanding) pursuant to Section 4.02(B)(a), by an amount equal to the maximum amount of Capital Expenditure Loans that would be required to be repaid pursuant to Section 4.02(B)(a) assuming that Capital Expenditure Loans were outstanding in an aggregate principal amount equal to the Total Capital Expenditure Loan Commitment.

            (h) Each reduction to the Total A Term Loan Commitment, the Total B Term Loan Commitment, the Total Capital Expenditure Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the A Term Loan Commitment, the B Term Loan Commitment, the Capital Expenditure Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

            Section 4.  Prepayments; Payments; Taxes.

            4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

            (i) the Borrower shall give the Agent prior to 10:00 A.M. (New York time) at its Notice Office at least three Business Days' prior written notice in the case of Eurodollar Loans and one Business Day's prior written notice in the case of Base Rate Loans of its intent to prepay the Loans (or, in the case of Swingline

      Loans, prior to 1:00 P.M. (New York time) on the date of such prepayment), whether A Term Loans, B Term Loans, Capital Expenditure Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall promptly transmit to each of the Banks;

           (ii) in the case of prepayments of less than all of the outstanding Loans of a Tranche, each prepayment shall be in an aggregate principal amount equal to at least the Minimum Borrowing Amount applicable thereto and, if greater, in integral multiples of (x) $100,000, in the case of Loans (other than Swingline Loans) and (y) $50,000, in the case of Swingline Loans; provided that no partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount;

          (iii) no prepayment of Eurodollar Loans made pursuant to this Section
      4.01 may be made on a day other than the last day of an Interest Period applicable thereto;

           (iv) except as provided in Section 4.01(b), each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans;

            (v) each prepayment of A Term Loans, B Term Loans or Capital Expenditure Loans pursuant to this Section 4.01 must consist of a prepayment of A Term Loans (in an amount equal to the A TL Percentage of such prepayment), B Term Loans (in an amount equal to the B TL Percentage of such prepayment) and Capital Expenditure Loans (in an amount equal to the CapEx TL Percentage of such prepayment), it being understood that prior to the Capital Expenditure Loan Conversion Date a prepayment of Capital Expenditure Loans shall not be required to be accompanied by a prepayment of A Term Loans and/or B Term Loans and a prepayment of A Term Loans and/or B Term Loans shall not be required to be accompanied by a prepayment of Capital Expenditure Loans; and

           (vi) each prepayment of Capital Expenditure Loans after the Capital Expenditure Loan Conversion Date and each prepayment of A Term Loans and B Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche being repaid on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment).

            (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) to repay all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank with a Revolving Loan Commitment or of Capital Expenditure Loans of any Bank with a Capital Expenditure Loan Commitment pursuant to this clause (b), the Revolving Loan Commitment or Capital Expenditure Loan Commitment, as the case may be, of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments or Capital Expenditure Loan Commitments, as the case may be), and (B) in the case of the repayment of Loans of any Bank, the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.


            4.02 Mandatory Repayments and Commitment Reductions.

            (A) Requirements:

            (a) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans, Swingline Loans and Letter of Credit Outstandings at such time exceeds the Total Available Revolving Loan Commitment as then in effect, the Borrower shall prepay the principal of Swingline Loans and after Swingline Loans have been repaid in full, the principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Available Revolving Loan Commitment as then in effect, the Borrower shall pay to the Agent at its Payment Office on such date an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower hereunder in a manner satisfactory to the Agent. On any day on or prior to the Capital Expenditure Loan Conversion Date on which the aggregate outstanding principal amount of Capital Expenditure Loans exceeds the Total Available Capital Expenditure Loan Commitment, the Borrower shall repay the principal of Capital Expenditure Loans in the amount equal to such excess.

            (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), the Borrower shall be required to repay on each date set forth below the principal amount of A Term Loans, to the extent then outstanding, set forth below opposite such date (each such repayment as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled A Term Loan Repayment"):

    Scheduled A Term Loan Repayment Date                     Amount
    ------------------------------------                     ------
            January 31, 1999                             $3,500,000

            April 30, 1999                               $3,500,000
            July 31, 1999                                $3,500,000
            October 31, 1999                             $3,500,000

            January 31, 2000                             $3,500,000
            April 30, 2000                               $3,500,000
            July 31, 2000                                $3,750,000
            October 31, 2000                             $3,750,000

            January 31, 2001                             $3,750,000
            April 30, 2001                               $3,750,000
            July 31, 2001                                $4,125,000
            October 31, 2001                             $4,125,000

            January 31, 2002                             $4,125,000
            A Term Loan Maturity Date                    $4,125,000

            (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), the Borrower shall be required to repay on each date set forth below the principal amount of B Term Loans, to the extent then outstanding, set forth below opposite such date (each such repayment as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled B Term Loan Repayment"):

    Scheduled B Term Loan Repayment Date                     Amount
    ------------------------------------                     ------
            January 31, 1999                               $125,000
            April 30, 1999                                 $125,000
            July 31, 1999                                  $125,000
            October 31, 1999                               $125,000

            January 31, 2000                               $125,000
            April 30, 2000                                 $125,000
            July 31, 2000                                  $125,000
            October 31, 2000                               $125,000

            January 31, 2001                               $125,000
            April 30, 2001                                 $125,000

            July 31, 2001                               $   125,000
            October 31, 2001                            $   125,000

            January 31, 2002                            $   125,000
            April 30, 2002                              $   125,000
            July 31, 2002                               $10,125,000
            October 31, 2002                            $10,125,000

            January 31, 2003                            $10,250,000
            B Term Loan Maturity Date                   $10,250,000

            (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), the Borrower shall be required to repay on each date set forth below a principal amount of Capital Expenditure Loans, to the extent then outstanding, equal to (i) the aggregate principal amount of Capital Expenditure Loans outstanding on the Capital Expenditure Loan Conversion Date (after giving effect to any Capital Expenditure Loans made on such date) multiplied by (ii) the percentage set forth below opposite such date (each such repayment as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled Capital Expenditure Loan Repayment", together with the Scheduled A Term Loan Repayments and Scheduled B Term Loan Repayments, collectively referred to as the "Scheduled Repayments"):

      Scheduled Capital Expenditure Loan Repayment Date       Percentage
      -------------------------------------------------       ----------
Last                First Fiscal Quarter Ending                  10%
Business Day        after the Capital Expenditure
of                  Loan Conversion Date

Last                Second Fiscal Quarter Ending                 10%
Business Day        after the Capital Expenditure
of                  Loan Conversion Date

Last                Third Fiscal Quarter Ending                  10%
Business Day        after the Capital Expenditure
of                  Loan Conversion Date

Last                Fourth Fiscal Quarter Ending                 10%
Business Day        after the Capital Expenditure
of                  Loan Conversion Date

Last                Fifth Fiscal Quarter Ending                  15%
Business Day        after the Capital Expenditure
of                  Loan Conversion Date

Last                Sixth Fiscal Quarter Ending                  15%
Business Day        after the Capital Expenditure
of                  Loan Conversion Date

Last                Seventh Fiscal Quarter Ending                15%
Business Day        after the Capital Expenditure
of                  Loan Conversion Date


Last                Eighth Fiscal Quarter Ending                 15%
Business Day        after the Capital Expenditure
of                  Loan Conversion Date

            (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on the date of the receipt thereof by the Borrower or any of its Subsidiaries, an amount equal to:

             (i) so long as no Specified Default (i.e., excluding any Default other than a Specified Default) or Event of Default is then in existence, such amount of the cash proceeds (net of underwriting discounts and commissions and all other reasonable costs associated with such transaction) from any sale or issuance after the Effective Date of equity of the Borrower or any Subsidiary of the Borrower (other than Permitted Equity Issuances) as may be required to reduce the Leverage Ratio as at the last day of the Test Period then most recently ended prior to the respective sale or issuance to 2.10:1.0 or less (after giving effect to the application of proceeds thereof pursuant to Section 4.02(B)) (it being understood that to the extent that after giving effect to such application the Leverage Ratio would not be reduced to 2.10:1.0 or less, then 100% of such proceeds shall be applied as provided in Section 4.02(B)) ;

            (ii) if a Specified Default or Event of Default is then in existence, 100% of the cash proceeds (net of underwriting discounts and commissions and all other reasonable costs associated with such transaction) from any sale or issuance after the Effective Date of equity of the Borrower or any Subsidiary of the Borrower (other than Permitted Equity Issuances);

           (iii) so long as no Specified Default (i.e., excluding any Default other than a Specified Default) or Event of Default is then in existence, such amount of cash proceeds (net of underwriting discounts and commissions, loan fees and all other reasonable costs associated with such transaction) from any incurrence of any Indebtedness by the Borrower or any Subsidiary of the Borrower (other than Indebtedness permitted by Section 9.05 as said Section is in effect on the Effective Date) as may be required to reduce the Leverage Ratio as at the last day of the Test Period then most recently ended prior to the respective incurrence of Indebtedness to 2.10:1.0 or less (after giving effect to the application of proceeds thereof pursuant to Section 4.02(B)) (it being understood that to the extent that after giving effect to such application the Leverage Ratio would not be reduced to 2.10:1.0 or less, then 100% of such proceeds shall be applied as provided in Section 4.02(B)) ; and

            (iv) if a Specified Default or an Event of Default is then in existence, 100% of the cash proceeds (net of underwriting discounts and commissions, loan fees and all other reasonable costs associated with such transaction) from any incurrence of any Indebtedness by the Borrower or any Subsidiary of the Borrower

      (other than Indebtedness permitted by Section 9.05 as said Section is in effect on the Effective Date);

shall be applied as provided in Section 4.02(B).

            (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, no later than 90 days after the last day of each fiscal year of the Borrower ending after the Capital Expenditure Loan Conversion Date (or, in the case of the first fiscal year of the Borrower ended after the Capital Expenditure Loan Conversion Date, if the Excess Cash Flow Stub Payment Period is less than one fiscal quarter in duration, no later than 90 days after the last day of the fiscal year immediately succeeding such first fiscal year), an amount equal to 75% of Excess Cash Flow of the Borrower and its Subsidiaries for the relevant Excess Cash Flow Payment Period shall be applied as provided in Section 4.02(B).

            (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date on which the Borrower or any Subsidiary of the Borrower receives cash proceeds from any sale of assets (including capital stock and securities but excluding Permitted Asset Sales), an amount equal to 100% of the Net Sale Proceeds thereof shall be applied as provided in Section 4.02(B).

            (h) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date of the receipt thereof by the Borrower or any Subsidiary of the Borrower, an amount equal to 100% of the cash proceeds of any Recovery Event (net of reasonable costs incurred in connection with such Recovery Event (including the estimated marginal increase in income taxes which will be payable as a result of such Recovery Event by the Borrower or any Subsidiary of the Borrower)) shall be applied as provided in Section 4.02(B); provided that proceeds from Recovery Events not in excess of $1,000,000 in the aggregate for all Recovery Events occurring during one fiscal year of the Borrower shall not be required to be so applied on such date to the extent that the Borrower delivers a certificate to the Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within a period specified in such certificate not to exceed 180 days after the date of receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended); and provided further, that if all or any portion of such proceeds not so applied pursuant to Section 4.02(B) are not so used within the period specified in the immediately preceding proviso, such remaining portion shall be applied on the last day of such specified period as provided in Section 4.02(B).

            (i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans of each Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans.

            (B) Application:

            (a) Each mandatory repayment of Loans pursuant to Section 4.02(A)(e) through (h), inclusive, shall be applied:

            (i) first, (A) prior to the Capital Expenditure Loan Conversion Date, to prepay the principal of outstanding A Term Loans and B Term Loans (or, if the Initial Borrowing Date has not yet occurred, as a mandatory reduction to the Total A Term Loan Commitment and the Total B Term Loan Commitment) on a pro rata basis, with the A Term Facility to receive the A TL Percentage and the B Term Facility to receive the B TL Percentage, in each case of the total amount to be applied as a mandatory repayment of A Term Loans and B Term Loans (or mandatory reductions to the Total A Term Loan Commitment and Total B Term Loan Commitment) pursuant to this Section 4.02(B), and which prepayments of A Term Loans and B Term Loans (or mandatory reductions to the Total A Term Loan Commitment and Total B Term Loan Commitment) shall be applied to reduce the then remaining Scheduled A Term Loan Repayments and Scheduled B Term Loan Repayments on a pro rata basis (based on the then remaining amounts of such Scheduled A Term Loan Repayments and Scheduled B Term Loan Repayments) (it being understood and agreed that the amount of any reduction to the Total A Term Loan Commitment and the Total B Term Loan Commitment should be deemed to be an application of proceeds for purposes of this Section 4.02(B) even though cash is not actually applied) and (B) after the Capital Expenditure Loan Conversion Date, to prepay the principal of outstanding A Term Loans, B Term Loans and Capital Expenditure Loans on a pro rata basis, with the A Term Loan Facility to receive the A TL Percentage, the B Term Loan Facility to receive the B TL Percentage and the Capital Expenditure Loan Facility to receive the CapEx TL Percentage, in each case of the total amount to be applied as a mandatory repayment of A Term Loans, B Term Loans and Capital Expenditure Loans pursuant to this Section 4.02(B), and which prepayments of such Term Loans and Capital Expenditure Loans shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche on a pro rata basis (based on the then remaining amounts of such Scheduled Repayments);

            (ii) second, prior to the Capital Expenditure Loan Conversion Date, to prepay the principal of outstanding Capital Expenditure Loans (with a corresponding reduction to the Total Capital Expenditure Loan Commitment);

            (iii) third, prior to the Capital Expenditure Loan Conversion Date, to reduce the Total Capital Expenditure Loan Commitment (with a corresponding reduction to the Total Capital Expenditure Loan Commitment of each Bank) (it being understood and agreed that the amount of such reduction shall be deemed to be an application of proceeds for purposes of this Section 4.02(B)(a)(iii) even though cash is not actually applied);

            (iv) fourth, to prepay the principal of outstanding Swingline Loans (with a corresponding reduction to the Total Revolving Loan Commitment);

            (v) fifth, to prepay the principal of outstanding Revolving Loans (with a corresponding reduction to the Total Revolving Loan Commitment);

            (vi) sixth, to cash collateralize Letter of Credit Outstandings by depositing cash in a letter of credit cash collateral account on terms satisfactory to the Agent in an amount equal to such Letter of Credit Outstandings (it being understood that the Total Revolving Loan Commitment shall be reduced by the amount of cash collateral required to be deposited by this clause (vi)); and

            (vii) seventh, to reduce the remaining (i.e., after giving effect to all prior reductions thereto, including, without limitation, to the reductions theretofore effected pursuant to the preceding clauses (iv),
      (v) and (vi)), Total Revolving Loan Commitment) (it being understood and agreed that the amount of such reduction shall be deemed to be an application of proceeds for purposes of this Section 4.02(B)(a)(vii) even though cash is not actually applied).

            (b) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made; provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a single Borrowing shall be applied pro rata among such Loans. In the absence of a designation by such Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) (or 1:00 P.M. (New York time) in the case of Swingline Loans) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, including a franchise tax, imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

            (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to
Section 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the

Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such form of certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided the Borrower the Internal Revenue Service Forms required to be provided the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04, the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in
Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

            Section 5. Conditions Precedent to Loans on the Initial Borrowing Date. The obligation of each Bank to make Loans on the Initial Borrowing Date is subject, at the time of each such Loan, to the satisfaction of the following conditions:

            5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Agent for the account of each of the Banks the appropriate A Term Note, B Term Note, Capital Expenditure Note and Revolving Note and to the Swingline Bank, the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

            5.02 Officer's Certificate. On the Initial Borrowing Date, the Agent shall have received a certificate dated the Initial Borrowing Date signed on behalf of the Borrower by the chief financial officer, the president, any executive or senior vice president or any vice president of the Borrower stating that all of the conditions in Sections 5.06, 5.11, 5.12, 5.15, 6.01, 6.03 and
6.04 have been satisfied on such date; provided that the certificate shall not be required to certify as to the acceptability of any items to the Agent and/or the Banks or as to whether the Agent and/or the Banks are satisfied with any of the matters described in said Sections.

            5.03 Opinions of Counsel. On the Initial Borrowing Date, the Agent shall have received from (i) Gadsby & Hannah, LLP, counsel to the Borrower and its Subsidiaries, an opinion addressed to the Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit D-1, (ii) Goodman, Phillips & Vineberg, special Canadian counsel to the Borrower and its Subsidiaries, an opinion addressed to the Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit D-2 and (iii) counsel rendering such opinions, reliance letters addressed to the Agent, the Collateral Agent and each of the Banks dated the Initial Borrowing Date with respect to all legal opinions delivered in connection with the Merger, which legal opinions and reliance letters shall be in form and substance satisfactory to the Agent and the Required Banks.

            5.04 Corporate Documents; Proceedings. (a) On the Initial Borrowing Date, the Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the president or any vice president of each Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be acceptable to the Agent and the Required Banks in their sole discretion.

            (b) All corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Agent and the Required Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agent may have requested in con-nection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            5.05 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Collective Bargaining Agreements; Debt Agreements; Affiliate Contracts; Tax Sharing Agreements and Material Contracts. On or prior to the Initial Borrowing Date, there shall have been delivered to the Banks true and correct copies, certified as true and complete by an appropriate officer of the Borrower, of the following documents (in each case as the same will be in effect on the Initial Borrowing Date after giving effect to the Transaction):

             (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the "Employee Benefit Plans");

            (ii) all agreements entered into by the Borrower or any Subsidiary of the Borrower governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to their capital stock (collectively, the "Shareholders' Agreements");

           (iii) all agreements with members of, or with respect to, management of the Borrower or any Subsidiary of the Borrower other than Employment Agreements (collectively, the "Management Agreements");

            (iv) any employment agreements entered into by the Borrower or any Subsidiary of the Borrower (collectively, the "Employment Agreements");

             (v) all collective bargaining agreements applying or relating to any employee of the Borrower or any Subsidiary of the Borrower (collectively, the "Collective Bargaining Agreements");

            (vi) all agreements evidencing or relating to Indebtedness of the Borrower or any Subsidiary of the Borrower whether or not such agreement is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date (collectively, the "Debt Agreements");

           (vii) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any Subsidiary of the Borrower (collectively, the "Tax Sharing Agreements");

          (viii) all contracts, agreements or understandings entered into between the Borrower or any of its Subsidiaries on the one hand, and any of its Affiliates, on the other hand (collectively, the "Affiliate Contracts"); and

            (ix) all material contracts and licenses of the Borrower or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Material Contracts");

all of which Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Debt Agreements, Tax Sharing Agreements, Affiliate Contracts and Material Contracts shall be in form and substance satisfactory to the Agent and the Required Banks and shall be in full force and effect on the Initial Borrowing Date.

            5.06 Consummation of the Transaction. (a) On or prior to the Initial Borrowing Date, (i) there shall have been delivered to the Banks true and correct copies of all Merger Documents, certified as such by an appropriate officer of the Borrower, and all terms and provisions of such Merger Documents shall be in form and substance satisfactory to the Agent and the Required Banks and shall not have been amended (except for extensions) without the consent of the Agent and the Required Banks, (ii) the Merger, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by applicable law) the shareholders of the parties thereto, and all Merger Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, (iii) the representations and warranties set forth in the Merger Documents shall be true and correct in all material respects as if made on and as of the Initial Borrowing Date, (iv) each of the conditions precedent to the Borrower's obligations to consummate the Merger as set forth in the Merger Documents shall have been satisfied to the satisfaction of the Agent and the Required Banks or waived with the consent of the Agent and the Required Banks, and the Merger shall have been consummated in accordance with all applicable law and the Merger Documents and (v) the certificate of merger with respect to the Merger shall have been filed with the Secretary of State of the State of Delaware. The consideration payable in connection with the Merger shall consist solely of Borrower Common Stock (with each share of Moovies common stock to be converted into the right to receive
0.75 shares of Borrower Common Stock), and all other aspects of the Merger (including financial, accounting and tax aspects) shall be satisfactory to the Required Banks.

            (b) On the Initial Borrowing Date and concurrently with the incurrence of Loans on such date, (i) all Indebtedness of the Borrower under the Existing Borrower Credit Agreement shall be repaid in full, together with all fees and other amounts owing thereon (the "Borrower Refinanced Indebtedness") and the total commitment and all letters of credit under the Existing Borrower Credit Agreement shall have been terminated and (ii) all Indebtedness of Moovies under the Existing Moovies Credit Agreement shall have been repaid in full, together with all fees and other amounts owing thereon (the "Moovies Refinanced Indebtedness" and, together with the Borrower Refinanced Indebtedness, the "Refinanced Indebtedness") and the total commitment and all letters of credit under the Existing Moovies Credit Agreement shall have been terminated. The Agent and the Required Banks shall be satisfied with the amount, and the terms and conditions, of all Refinanced Indebtedness and, in no event, shall the aggregate amount paid pursuant to the preceding sentence exceed $[[86,200,000]]. The Agent shall have received true and correct copies of the Debt Termination Documents and all terms and conditions of such documents shall be satisfactory to the Agent and the Required Banks.

            (c) On the Initial Borrowing Date, the creditors in respect of the Refinanced Indebtedness shall have terminated and released all security interests and Liens on the assets owned by the Borrower, Moovies and their respective Subsidiaries. The Agent shall have received such releases of security interests in and Liens on the assets owned by the Borrower, Moovies and their respective Subsidiaries as may have been requested by the Agent, which releases shall be in form and substance reasonably satisfactory to the Agent. Without limiting the foregoing, there shall have been delivered to the Agent (i) proper termination statements and financing change statements (Form UCC-3, PPSA Form 2-C or the appropriate equivalent) for filing under the UCC, PPSA or equivalent statute or regulation of each jurisdiction where a financing statement (Form UCC-1, PPSA Form 1-C or the appropriate equivalent) was filed with respect to the Borrower, Moovies or any of their respective Subsidiaries in connection with the security interests created with respect to the Refinanced Indebtedness and the documentation related thereto, (ii) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Borrower, Moovies or any of their respective Subsidiaries on which filings have been made, (iii) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of the Borrower, Moovies or any of their respective Subsidiaries, in each case, to secure the obligations in respect of the Refinanced Indebtedness, all of which shall be in form and substance reasonably satisfactory to the Agent, and (iv) all collateral owned by the Borrower, Moovies or any of their respective Subsidiaries in the possession of any of the creditors in respect of the Refinanced Indebtedness or any collateral agent or trustee under any related security document shall have been returned to the Borrower, Moovies or such Subsidiary.

            (d) On the Initial Borrowing Date and after giving effect to the Loans incurred on the Initial Borrowing Date, the Merger and the other transactions contemplated hereby, neither the Borrower nor any of its Subsidiaries shall have any Indebtedness or preferred stock outstanding except for the Loans, the Moovies Seller Note and the Existing

Indebtedness, which Existing Indebtedness shall not exceed $1,000,000. The Moovies Seller Note and all of the Existing Indebtedness shall remain outstanding after the consummation of the Transaction and the other transactions contemplated hereby without any defaults or events of default existing thereunder or arising as a result of the Transaction or the transactions contemplated hereby. None of the Existing Indebtedness shall have been incurred in anticipation of the Transaction or the other transactions contemplated hereby.

            (e) On the Initial Borrowing Date after giving effect to the Transaction, the ownership, legal and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued or to be issued by the Borrower or any of its Subsidiaries) and management of the Borrower and its Subsidiaries shall be in form and substance satisfactory to the Agent and the Required Banks.

            (f) On or prior to the Initial Borrowing Date, the Agent shall have received an officer's certificate from the president or chief financial officer of the Borrower, certifying that the Loans and all other Obligations under the Credit Agreement and the other Credit Documents (including, without limitation, the Guaranties) and any Interest Rate Protection or Other Hedging Agreement with any Other Creditor (as defined in the relevant Security Document or Guaranty) constitute "Senior Indebtedness" under the Moovies Seller Note.

            5.07 Pledge Agreements. (a) On the Initial Borrowing Date, each U.S. Credit Party shall have duly authorized, executed and delivered a Pledge Agreement substantially in the form of Exhibit F-1 (as modified, supplemented or amended from time to time, the "U.S. Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledged Securities referred to therein then owned by such U.S. Credit Party (x) endorsed in blank, in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated irrevocable stock powers, in the case of capital stock constituting Pledged Securities.

            (b) On Initial Borrowing Date, each Canadian Credit Party shall have duly authorized, executed and delivered a Securities Pledge Agreement substantially in the form Exhibit F-2 (each, as modified, supplemented and amended from time to time, a "Canadian Pledge Agreement" and, collectively, the "Canadian Pledge Agreements") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the pledged shares referred to therein then owned by such Canadian Credit Party, together with executed and undated irrevocable powers of attorney.

            5.08 Security Agreements. (a) On the Initial Borrowing Date, each U.S. Credit Party shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit G-1 (as modified, supplemented or amended from time to time, the "U.S. Security Agreement") covering all of such U.S. Credit Party's present and future Security Agreement Collateral, together with:

             (i) proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the U.S. Security Agreement;

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all judgment liens, tax liens or effective financing statements that name any U.S. Credit Party, or a division or other operating unit of any such Person, as debtor and that are filed in the jurisdictions referred to in said clause (i), together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or Liens for which the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

           (iii) evidence of the completion of all other recordings and filings of, or with respect to, the U.S. Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the U.S. Security Agreement; and

            (iv) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the U.S. Security Agreement have been taken.

             (b) On the Initial Borrowing Date, each Canadian Credit Party shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit G-2 (each, as modified, supplemented or amended from time to time, a "Canadian Security Agreement" and. collectively, the "Canadian Security Agreements") covering all of such Canadian Credit Party's present and future Security Agreement Collateral, together with:

             (i) proper financing statements (PPSA Form 1-C or such other financing statements or similar notices as shall be required by local law) or registrable execution copies of each Canadian Security Agreement, with any required filing affidavits, fully executed for filing under the PPSA as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Canadian Security Agreements;

             (ii) PPSA inquiry response certificates certified by the Ontario Registrar of Personal Property or any other equivalent certificate or search report in any other province or territory, listing all judgment liens or effective financing statements that name any Canadian Credit Party, or a division or other operating unit of any such Person, as debtor and that are filed in the jurisdictions referred to in said clause (i), together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or Liens for which the Collateral Agent shall have received termination statements (PPSA Form 2-C or such other termination statements as shall be required by local law) fully executed for filing);

             (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Canadian Security Agreements as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Canadian Security Agreements; and

             (iv) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Canadian Security Agreements have been taken.

             5.09 Subsidiaries Guaranty. On the Initial Borrowing Date, each Subsidiary of the Borrower shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Subsidiaries Guaranty").

             5.10 Landlord Waiver, etc. On the Initial Borrowing Date, the Collateral Agent shall have received a duly authorized and fully executed landlord waiver and access agreement in respect of the Warehouse Leasehold, which waiver and access agreement shall be in form and substance reasonably satisfactory to the Collateral Agent.

             5.11 Material Adverse Change, etc. Since December 31, 1996, nothing shall have occurred (and the Agent shall have become aware of no facts or conditions not previously known) which the Agent or the Required Banks shall determine (a) could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or the Agent, or on the ability of the Borrower or any of its Subsidiaries to perform their obligations to the Agent and the Banks under this Agreement or any other Credit Document, (b) could reasonably be expected to have a materially adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole (after giving effect to the Transaction), (c) indicates the inaccuracy in any material respect of the information previously provided to the Agent or the Banks (taken as a whole) in connection with their analysis of the transactions contemplated hereby or indicates that the information previously provided (taken as a whole) omitted to disclose any material information or (d) could reasonably be expected to have a materially adverse effect on the financial, banking, or capital markets for the market for senior syndicated debt financings for leveraged transactions generally.

             5.12 Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Document or any documentation executed in connection herewith or with respect to the Transaction or the other transactions contemplated hereby or thereby, or which the Agent or the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the Transaction or on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole (after giving effect to the Transaction).

             5.13 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid in full to the Agent and the Banks all costs, fees and expenses (including, without limitation, all legal fees and expenses) payable to the Agent and the Banks to the extent then due pursuant hereto or as otherwise agreed between the Borrower and the Agent.

             5.14 Solvency Certificate; Environmental Analysis; Insurance Analyses. On the Initial Borrowing Date, the Borrower shall cause to be delivered to the Agent and the Banks: (i) a certificate from the chief financial officer of the Borrower, in the form of Exhibit I hereto, supporting the conclusions that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, that each Credit Party (on a stand-alone basis) and all Credit Parties taken as a whole, as the case may be, are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection therewith, will not be left with unreasonably small capital with which to engage in Credit Party businesses and will not have incurred debts beyond their ability to pay such debts as they mature, (ii) environmental assessments from environmental consultants satisfactory to the Agent, the results of which shall be in form and substance reasonably satisfactory to the Agent, together with a reliance letter with respect thereto; and (iii) evidence (including, without limitation, certificates with respect to each insurance policy listed on Schedule II) of insurance, with respect to the business and properties of the Borrower and its Subsidiaries (including Moovies and its Subsidiaries), in scope, form and substance satisfactory to the Agent and the Required Banks and naming each of the Collateral Agent, the Agent and the Banks as an additional insured and the Collateral Agent as loss payee and stating that such insurance shall not be cancelled or revised without 30 days' prior written notice by the insurer to the Collateral Agent.

             5.15 Approvals. All necessary governmental and third party approvals in connection with the Transaction and the transactions contemplated by the Documents and otherwise referred to herein or therein (including, but not limited to, those approvals required in respect of existing permits, landlord consents and transfers of contract rights) shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the reasonable judgment of the Agent or the Required Banks, adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunction relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents, the making of the Loans or the issuance of Letters of Credit.

             5.16 Financial Statements; Projections; Management Letter Reports. (a) On or prior to the Initial Borrowing Date, the Banks shall have received:

             (i) the consolidated balance sheets of the Borrower as at April 30, 1996 and April 30, 1997 and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower for the fiscal years ended as of said dates, which financial statements have been examined by Ernst & Young LLP independent certified public accountants who delivered unqualified opinions with respect thereto;

            (ii) the unaudited consolidated balance sheet of the Borrower as at October 31, 1997, the consolidated statements of income and cash flows of the Borrower for the six-month period ended as of October 31, 1996 and the consolidated statement of income of the Borrower for the six-month period ended as of October 31, 1997;

           (iii) the consolidated balance sheets of Moovies as at December 31, 1995 and December 31, 1996 and the related consolidated statements of operations, stockholder's equity and cash flows of Moovies for the fiscal years ended as of such dates, which financial statements have been examined by KPMG Peat Marwick LLP, independent certified public accountants who delivered an unqualified opinions with respect thereto;

            (iv) the unaudited consolidated balance sheets of Moovies as at September 30, 1997 and December 31, 1997 and the related consolidated statements of operations, stockholders' equity and, except in the case of the twelve-month period ended December 31, 1997, cash flows of Moovies for the nine-month or twelve-month, as the case may be, period ended as of such dates;

             (v) the unaudited pro forma (after giving effect to the Transaction and the related financing thereof) combined balance sheet of the Borrower and Moovies as at the fiscal year ended April 30, 1997 (in the case of the Borrower) and March 31, 1997 (in the case of the Moovies) and the six-month period ended October 31, 1997 (in the case of the Borrower) and September 30, 1997 (in the case of the Moovies) and the related combined statements of operations for the fiscal year or six-month period, as the case may be, ended as of such dates;

            (vi) the pro forma (after giving effect to the Transaction and the related financing thereof) consolidated balance sheet of the Borrower as at the Initial Borrowing Date; and

           (vii) a pro forma statement of Consolidated Free Cash Flow for the three month period ending January 31, 1998 (on a combined basis after giving effect to the Transaction and the reduction in general and administrative expenses resulting therefrom), demonstrating Consolidated Free Cash Flow in excess of $7,250,000 for such three month period.

all of which financial statements referred to in clause (i) through (vii), inclusive, shall be prepared in accordance with generally accepted accounting principles (except as provided in the notes provided thereto and except for the absence of footnotes and for year-end audit adjustments in the case of year-to-date statements and the pro forma statements) consistent with past practices and shall be in form and substance satisfactory to the Agent.

            (b) On the Initial Borrowing Date, the Banks shall have received detailed consolidated financial projections, certified by the chief financial officer of the Borrower, for the Borrower and its Subsidiaries, which include the projected consolidated results of the Borrower (including Moovies and its Subsidiaries), after giving effect to the Transaction and the other transactions contemplated herein, for the period commencing on February 1, 1998 and ending on April 30, 2003 (the "Projections"), which Projections, and the supporting assumptions and explanations thereto, and the accounting practices and procedures to be utilized by the Borrower following the Initial Borrowing Date, shall be satisfactory in form and substance to the Agent and the Required Banks.

            (c) On or prior to the Initial Borrowing Date, the Agent shall have received a copy of any "management letter" received by the Borrower, Moovies or any of their respective Subsidiaries from their respective certified public accountants on or after December 31, 1993.

            5.17 Consent Letter. The Agent shall have received a letter from CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, NY 10019, substantially in the form of Exhibit J hereto, indicating its consent to its appointment by the Borrower and its Subsidiaries as their agent to receive service of process as specified in Section 13.08 of this Agreement or
Section 21 of the Subsidiaries Guaranty, as the case may be.

            5.18 New Store Leases, etc. (a) As of the Initial Borrowing Date,
(i) the Borrower and its Subsidiaries shall not be party to any leases with respect to video stores that are not then fully operational and open for customers other than the 35 New Leased Stores, and (ii) the terms and provisions of the leases in respect of such New Leased Stores shall be in form and substance satisfactory to the Agent and the Required Banks.

            (b) On and as of the Initial Borrowing Date, the Agent and the Required Banks shall be satisfied with the amount, timing and form of consideration payable to executives of Moovies pursuant to employment agreements, change of control agreements and other severance arrangements in connection with the Transaction as set forth on Schedule XII.

            Section 6. Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans (including Loans made on the Initial Borrowing Date) and the obligation of an Issuing Bank to issue any Letter of Credit is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

            6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (except to the extent such representations specifically relate to earlier dates, in which case such representations shall be correct in all material respects on and as of such dates).

            6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Mandatory Borrowing), the Agent shall have received a Notice of Borrowing meeting the requirements of
Section 1.03. Prior to the making of each Swingline Loan, the Swingline Bank shall have received the notice referred to in Section 1.03(b)(i).

            (b) Prior to the issuance of each Letter of Credit, the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of
Section 2.03.

            6.03 Adverse Change, etc. Nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Agent or the Required Banks shall determine (i) could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks, the Agent or the Collateral Agent, or on the ability of the Borrower or any of its Subsidiaries to perform its obligations under this Agreement or any other Credit Document, (ii) which could reasonably be expected to have a materially adverse effect on the performance, business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (iii) indicates the inaccuracy, at the time provided, of the information previously provided to the Agent or the Banks (taken as whole) or indicates that the information previously provided, at the time provided, (taken as a whole) omitted to disclose any material information.

            6.04 Litigation. At the time of each such Credit Event and also after giving effect thereto, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any other Document or the transactions contemplated hereby or which the Required Banks shall determine could reasonably be expected to have a material adverse effect on the performance, business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            6.05 Subsequent Legal Opinions. If, at the time of any Credit Event subsequent to the Initial Borrowing Date, the Agent or the Required Banks shall have (i) reasonably determined that any facts, circumstances or conditions exist which could materially and adversely affect the perfection or priority of the security interests created (or to be created) pursuant to the Security Documents, and (ii) requested same, the Agent shall have received from counsel (who shall be satisfactory to the Agent and the Required Banks) for any Credit Party, an opinion in form and substance satisfactory to the Required Banks, addressed to the Banks, and dated the date of such Credit Event, covering the perfection and priority of such security interests.

            6.06 Permitted Transactions. Prior to the making of each Capital Expenditure Loan in connection with a Permitted Transaction, (x) in the case of a Permitted Acquisition, all conditions to such Permitted Acquisition set forth in Section 8.15 and in the definition thereof and (y) in the case of a Permitted Capital Expenditure Transaction, all conditions to such Permitted Capital Expenditure Transaction set forth in Section 9.08 and in the definition thereof, shall have been satisfied and the president or any other senior executive officer of the Borrower shall have delivered an officer's certificate, certifying that the applicable conditions have been met.

            The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this
Section 6, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and, unless otherwise specified, shall be in form and substance satisfactory to the Banks.

            Section 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (in the case of any Issuing Bank) or participate in the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements as to itself and as to each of its Subsidiaries (to the extent applicable), as of the Initial Borrowing Date (both before and after giving effect to the Credit Events occurring on such date, the Transaction and the other transactions contemplated by the Documents, and all references to the Borrower herein and elsewhere in this Agreement, shall, unless otherwise specifically indicated, be references to the Borrower after giving effect to the Transaction) and as of the date of each subsequent Credit Event, which representations, warranties and agreements shall survive the execution and delivery of this Agreement and the Notes and any subsequent Credit Event, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Initial Borrowing Date and on the date of each such Credit Event (except to the extent such representations specifically relate to earlier dates, in which case such representations shall be correct in all material respects on and as of such earlier dates):

            7.01 Corporate Status. Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualifications except for failures to be so qualified which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            7.02 Corporate Power and Authority. Each of the Borrower and its Subsidiaries has the corporate power to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each of the Borrower and its Subsidiaries has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

            7.03 No Violation. Neither the execution, delivery or performance by the Borrower or any of its Subsidiaries of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument to which the

Borrower or its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

            7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Initial Borrowing Date and are in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Transaction, (ii) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

            7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) (i) The consolidated balance sheets of the Borrower as at April 30, 1996 and April 30, 1997 and the related statements of income, stockholders' equity and cash flows of the Borrower for the fiscal years ended as of such dates, (ii) the unaudited consolidated balance sheet of the Borrower as at October 31, 1997, the consolidated statements of income and cash flows for the six-month period ended as of October 31, 1996 and the consolidated statement of income of the Borrower for the six-month period ended as of October 31, 1997, (iii) the consolidated balance sheets of Moovies as at December 31, 1995 and December 31, 1996 and the related consolidated statements of operations, stockholder's equity and cash flows of Moovies for the fiscal years ended as of such dates, (iv) the unaudited consolidated balance sheets of Moovies as at September 30, 1997 and December 31, 1997 and the related consolidated statements of operations, stockholders' equity and, except in the case of the twelve-month period ended December 31, 1997, cash flows of Moovies for the nine-month or twelve-month, as the case may be, period ended as of such dates, (v) the unaudited pro forma (after giving effect to the Transaction and the related financing thereof) combined balance sheet of the Borrower and Moovies as at the fiscal year ended April 30, 1997 (in the case of the Borrower) and March 31, 1997 (in the case of the Moovies) and the six-month period ended October 31, 1997 (in the case of the Borrower) and September 30, 1997 (in the case of the Moovies) and the related combined statements of operations for the fiscal year or six-month period, as the case may be, ended as of such dates,
(vi) the pro forma (after giving effect to the Transaction and the related financing thereof) consolidated balance sheet of the Borrower as at the Initial Borrowing Date and (vii) the pro forma statement of Consolidated Free Cash Flow for the three-month period ending January 31, 1998 (on a combined basis after giving effect to the Transaction and the reduction in general and administrative expenses resulting therefrom), copies of all of which financial statements referred to in the preceding clauses (i) through (vii), inclusive, have heretofore been furnished to each Bank, present fairly the financial position of the respective entities on a consolidated or combined basis (as applicable) at the dates of said statements and the results of operations for the periods covered thereby (or, in the case of the pro forma financial statements, present a good faith estimate of the pro forma financial condition of the Borrower and its Subsidiaries (after giving effect to the Transaction) on a consolidated or combined basis (as applicable) at the dates thereof). The annual financial statements of the Borrower have been audited by Ernst & Young LLP, independent certified public accountants, who delivered unqualified opinions with respect thereto. The annual financial statements of Moovies have been audited by KPMG Peat Marwick LLP, independent certified public accountants, who delivered unqualified opinions with respect thereto. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements and with respect to interim financial statements, subject to normal year-end adjustments. Since December 31, 1996, there has been no material adverse change in the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries as a whole.

            (b) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction and all other transactions contemplated by the Documents and to all Indebtedness (including the Loans) being incurred in connection with the Transaction, and Liens created, and to be created, by each Credit Party in connection therewith: (a) the sum of the assets (including all intangible assets), at a fair valuation, of each Credit Party will exceed its debts; (b) no Credit Party has incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and (c) each Credit Party will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (c) Except as fully reflected in the financial statements and the notes related thereto described in Section 7.05(a), there were as of the Initial Borrowing Date (and after giving effect to the Transaction and the other transactions contemplated hereby and by the Documents) no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries knows of any basis for the assertion against the Borrower or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements and the notes related thereto described in Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Initial Borrowing Date (and after giving effect to the Transaction), none of the Borrower or any of its Subsidiaries will have any outstanding Indebtedness or preferred stock other than (i) the Loans, (ii) the Moovies Seller Note and (iii) the Existing Indebtedness.

            (d) On and as of the Initial Borrowing Date, the Projections have been prepared in good faith by the Borrower and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes on the basis of its good faith estimates and assumptions that the Projections were reasonable and attainable (although actual results may differ from the Projections and no representation is made that the Projections will in fact be attained).

            7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Document or the

Transaction or (ii) that are reasonably likely to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. Schedule XV sets forth a true and correct summary of all significant litigation of the Borrower and its Subsidiaries as of the Initial Borrowing Date, it being understood that Schedule XV is attached hereto solely for disclosure purposes and is not intended to limit or qualify in any way the representation made by the Borrower in the preceding sentence of this Section 7.06.

            7.07 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any Subsidiary of the Borrower in writing to any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole with all information previously furnished) hereafter furnished by or on behalf of the Borrower or any Subsidiary of the Borrower in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact.

            7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans incurred by the Borrower on the Initial Borrowing Date shall be used to (i) repay, in part, the Refinanced Indebtedness, (ii) pay the Transaction Fees and Expenses and (iii) pay, in whole or in part, the outstanding account payable due and owing to Rentrak, Inc.

            (b) All proceeds of Revolving Loans and Swingline Loans incurred after the Initial Borrowing Date shall be used by the Borrower for general corporate and working capital purposes of the Borrower but shall not be permitted to be used to effect Permitted Transactions.

            (c) All proceeds of Capital Expenditure Loans shall be used by the Borrower only to effect Permitted Transactions; provided, however, that at all times prior to the Initial Compliance Date, proceeds of Capital Expenditure Loans shall be used by the Borrower solely to (i) effect tenant improvements and to acquire initial videocassette rental inventory and merchandise inventory in connection with the opening of the New Leased Stores (the "New Leased Store Developments"), (ii) effect up to $7,000,000 of tenant improvements and conversion costs relating to the Designated Moovies Stores (the "Moovies Store Conversions"), (iii) make Maintenance Capital Expenditures with respect to the upgrading or maintenance of existing stores of the Borrower and its Subsidiaries and to fund upgrades of the Borrower's management information systems and (iv) to effect Permitted Acquisitions consisting of the acquisition of up to 5 video specialty stores owned and operated by franchisees of the Borrower and its Subsidiaries on the Initial Borrowing Date (each such acquisition, a "Franchisee Acquisition").

            (d) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            7.09 Tax Returns and Payments. (a) Except as set forth on Schedule V, each of the Borrower and its Subsidiaries has timely filed or caused to be timely filed (including pursuant to any valid extensions of time for filing) with the appropriate taxing authority, all returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Each of the Borrower and each of its Subsidiaries have paid all material taxes (including, without limitation, all federal payroll withholding taxes) payable by them which have become due other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Except as set forth on Schedule V, as of the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of a material amount of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. None of the Borrower or any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby.

            (b) Schedule VII correctly sets forth, as of the Initial Borrowing Date, (i) the amount of, the date of expiration of and the adjustments required by Section 382 of the Code to, the net operating losses of the Borrower, Moovies and their respective Subsidiaries) and (ii) the intended utilization of the capital cost account for each fiscal year commencing after the Initial Borrowing Date and ending prior to April 30, 2003 and the anticipated tax benefits for each such fiscal year resulting therefrom.

            7.10 Compliance with ERISA. (a) Schedule VI sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no

Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made unless the failure to make such a contribution would not result in a material liability; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, there exist no liabilities of the Borrower, its Subsidiaries and/or its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code and no material liability exists or could reasonably be expected to arise as a result of any failure to so comply; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

            (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the

Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

            7.11 Security Documents. (a) The provisions of each Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the respective Credit Parties in the Collateral described therein and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected Lien on, and security interest in, all right, title and interest of the respective Credit Parties, in all of the Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the U.S. Security Agreement in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the U.S. Security Agreement, will be effective under federal and state law to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the U.S. Security Agreement and the filing of the U.S. Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the U.S. Security Agreement, will be effective under federal and state law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the U.S. Security Agreement. Each of the Credit Parties party to each Security Agreement has good and merchantable title to all Collateral described therein, free and clear of all Liens except those described above in this clause (a).

            (b) The security interests created in favor of the Collateral Agent, as pledgee for the benefit of the Secured Creditors, under each Pledge Agreement constitute first perfected security interests in the Collateral described therein, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Collateral described in any Pledge Agreement.

            7.12 Representations and Warranties in Documents. All representations and warranties set forth in the Documents are true and correct in all material respects at the time as of which such representations and warranties were made and on the Initial Borrowing Date.

            7.13 Properties. Each of the Borrower and its Subsidiaries has good and merchantable title to, or a validly subsisting leasehold interest in, all properties owned or leased by them, as the case may be, including all property reflected in the consolidated pro forma balance sheet (after giving effect to the Transaction) referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by Section 9.02), free and clear of all Liens, other than (i) as referred to in the consolidated balance sheets referred to in
Section 7.05(a) or in the notes thereto or in the said pro forma balance sheet or (ii) Permitted Liens. Schedule III contains a true and complete list of each parcel of Real Property owned or leased by the

Borrower or any of its Subsidiaries on the Initial Borrowing Date, and the type of interest therein held by the Borrower or such Subsidiary.

            7.14 Capitalization. On the Initial Borrowing Date, after giving effect to the Transaction, the authorized capital stock of the Borrower consists of (i) 60,000,000 shares of Class A common stock, $.01 par value per share ("Borrower Common Stock"), [_________] of which shares are issued and outstanding and (ii) 5,000,000 shares of preferred stock, $.01 par value per share, none of which shares are issued and outstanding. All of such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights.

            7.15 Subsidiaries. On the Initial Borrowing Date, the corporations listed on Schedule VIII are the only Subsidiaries of the Borrower. Schedule VIII correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or shares of each of its Subsidiaries and also identifies the direct owner thereof.

            7.16 Compliance with Statutes, etc. Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except with respect to each of the foregoing, such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            7.17 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            7.18 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.19 Environmental Matters. (a) The Borrower and each of its Subsidiaries have complied with, and on the date of such Credit Event are in compliance with, in all respects, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except such noncompliances which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. There are no past, pending or, to the best knowledge of the Borrower, threatened material Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property currently owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences concerning the business or operations of the Borrower or any of its Subsidiaries or any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any property adjoining any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law except such Environmental Claims and restrictions which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            (b) Neither the Borrower nor any of its Subsidiaries has, at any time, generated, used, treated, stored, transported or released Hazardous Materials on, to or from any Real Property at any time owned, leased or at any time operated by the Borrower or any of its Subsidiaries.

            (c) There are not now and, to the best knowledge of the Borrower, never have been any underground storage tanks located on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

            (d) No Real Property at any time owned or at any time operated by the Borrower or any of it Subsidiaries is located on any site listed on, or proposed in the Federal Register for listing on, the Superfund National Priorities List, or listed on the Comprehensive Environmental Response Compensation and Liability Information System or their state equivalents.

            7.20 Labor Relations. None of the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. There is (i) no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board or its equivalent in any other jurisdiction, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, and (iii) no union representation questions existing with respect to the employees of the Borrower or any of its Subsidiaries.

            7.21 Patents, Licenses, Franchises and Formulas. (a) The Borrower, together with its Subsidiaries, has a license to use or otherwise has the right to use, free and clear of pending or threatened Liens, all the patents, patent applications, trademarks, service marks, trade names, trade secrets, copyrights, proprietary information, computer programs, data bases, licenses, franchises and formulas, or rights with respect to the foregoing (collectively, "Intellectual Property"), and has obtained all licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            (b) The Borrower, together with its Subsidiaries, has the right to practice under and use all Intellectual Property of Moovies and its Subsidiaries which Moovies and its Subsidiaries had a right to practice under and use immediately prior to the Transaction.

            (c) Neither the Borrower nor any of its Subsidiaries has knowledge of any claim by any third party contesting the validity, enforceability, use or ownership of the Intellectual Property (including the Intellectual Property used by Moovies and its Subsidiaries), or of any existing state of facts that would support a claim that use by the Borrower or any of its Subsidiaries of any such Intellectual Property has infringed or otherwise violated any Intellectual Property right of any other Person and that to the best knowledge of the Borrower and its Subsidiaries no claim is threatened except for such claims that could not individually or in the aggregate reasonably be expected to have a material adverse affect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            7.22 Indebtedness. Schedule IX sets forth a true and complete list of all Indebtedness (other than the Loans and the Moovies Seller Note) of the Borrower and each of its Subsidiaries as of the Initial Borrowing Date after giving effect to the Transaction and the other transactions contemplated hereby (the "Existing Indebtedness"), in each case showing the aggregate amount thereof and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. None of the Existing Indebtedness was incurred in connection with, or in contemplation of, the Transaction or the other transactions contemplated hereby.

            7.23 Restrictions on or Relating to Subsidiaries. There does not exist any encumbrance or restriction on the ability of (i) any Subsidiary of the Borrower to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or to pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower to make loans or advances to the Borrower or any of the Borrower's Sub-sidiaries or (iii) any Subsidiary of the Borrower to transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (x) applicable law, (y) this Agreement and the other Credit Documents or (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower.

            7.24 The Transaction. All aspects of the Transaction have been effected in all material respects in accordance with the Documents and applicable law. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Transaction shall have been obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Transaction. Additionally, at the time of consummation thereof, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Transaction.

            7.25 Concentration Accounts, etc.. On and as of the Initial Borrowing Date, Schedule IV sets forth a true and complete description of (i) each Concentration Account to be established and maintained with a Concentration Account Bank by the Borrower and each of its Subsidiaries in accordance with the provisions of Section 8.18 and the Security Agreements and (ii) each other checking, savings or other deposit account of the Borrower and its Subsidiaries at any bank or other financial institution where cash or Cash Equivalents is or may be deposited or maintained with any Person. The Borrower represents and warrants that it and its Subsidiaries do not now maintain, and will not in the future maintain, any concentration or similar account into which cash is regularly swept by the Borrower and its Subsidiaries from their respective local deposit accounts other than the Concentration Accounts.

            7.26 Material Contracts, etc. All Material Contracts of the Borrower and each of its Subsidiaries as of the Initial Borrowing Date are listed on
Schedule X. Schedule XII sets forth a true, complete and correct summary of the amount, timing and form of consideration payable to executives of Moovies pursuant to employment agreements, change of control agreements and other severance arrangements in connection with the Transaction.

            7.27 Special Purpose Corporation. Merger Sub was formed to effect the Merger. Prior to the consummation of the Transaction, Merger Sub had no significant assets or liabilities (other than those liabilities under the Merger Documents).

            7.28 Moovies Seller Note. The subordination provisions contained in the Moovies Seller Note are enforceable against the holder thereof, and the Loans and all other Obligations under the Credit Agreement, the other Credit Documents (including, without limitation, the Guaranties) and any Interest Rate Protection or Other Hedging Agreement with any Other Creditor (as defined in the relevant Security Document or Guaranty) are within the definition of "Senior Indebtedness" included in such subordination provisions.

            Section 8. Affirmative Covenants. The Borrower covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans and Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            8.01  Information Covenants.  The Borrower will furnish to each
Bank:

            (a) Monthly Reports. Within 30 days (or, in the case of any fiscal month ended prior to December 1, 1998, 45 days) after the end of each fiscal month other than the last such month of any fiscal quarter of the Borrower, the consolidated and consolidating statements of earnings for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month and elapsed portion of such fiscal year for the prior fiscal year and comparable budgeted figures for such period and a detailed schedule of earnings statement expense items, all of which shall be certified by the chief financial officer or controller of the Borrower, subject to normal year-end audit adjustments.

            (b) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of earnings and stockholders' equity and statement of cash flows, in each case for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for such period as well as a management discussion and analysis of such results, and schedules detailing (v) all new lease commitments entered into, and new video stores opened, by the Borrower and its Subsidiaries during such quarterly period, (w) components of purchases of net videocassette and other rental inventory including tape purchases for existing stores, tape purchases for new stores and the book value of previously viewed tapes which have been sold by the Borrower and its Subsidiaries, (x) Capital Expenditures other than Maintenance Capital Expenditures, (y) Maintenance Capital Expenditures and (z) aggregate expenditures for new store merchandise inventory, all of which shall be certified by the chief financial officer or controller of the Borrower, subject to normal year-end audit adjustments.

            (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of earnings and stockholders' equity and statement of cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such period and certified, (x) in the case of the consolidating statements, by the chief financial officer or controller of the Borrower and (y) in the case of the consolidated financial statements of the Borrower and its Subsidiaries, by Ernst & Young LLP or any of the "big six" accounting firms, together with a signed opinion of such accounting firm (which opinion shall not be qualified as to the scope of the audit or the status of the Borrower or any Subsidiary as a going concern in any respect) stating that in the course of its regular audit of the financial statements of the Borrower which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) schedules detailing (v) all new lease commitments entered into, and new video stores opened, by the Borrower and its Subsidiaries during such fiscal year, (w) components of purchases of net videocassette and other rental inventory including tape purchases for existing stores, tape purchases for new stores and the book value of previously viewed tapes which have been sold by the Borrower and its Subsidiaries, (x) Capital Expenditures other than Maintenance Capital Expenditures, (y) Maintenance Capital Expenditures and
      (z) aggregate expenditures for new store merchandise inventory and (iii) management's discussions and analysis of the important operational financial developments during such fiscal year.

            (d) Management Letters. Within 5 Business Days after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any "management letter" received by the Borrower or any of its Subsidiaries from its certified public accountants.

            (e) Budgets. As soon as available but in no event later than 30 days after the first day of each fiscal year of the Borrower, a budget for the Borrower and its Subsidiaries in form customarily prepared by the Borrower (including budgeted statements of earnings and sources and uses of cash and balance sheets and budgeted openings of new stores) prepared by the Borrower for each calendar month of such fiscal year prepared in reasonable detail with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of the chief financial officer or controller of the Borrower to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

            (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 8.01(a), (b) and (c), a certificate of the chief financial officer or controller of the Borrower to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate, (x) in the case of certificates delivered pursuant to Section 8.01(b) or (c), shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 3.03, 4.02, 8.15, 9.02, 9.05,
      9.06 and 9.08 through 9.14, inclusive, at the end of such fiscal quarter or year, as the case may be and (y) in the case of certificates delivered pursuant to Section 8.01(c), the amount of Excess Cash Flow for the relevant Excess Cash Flow Payment Period.

            (g) Notice of Default or Litigation. Promptly, and in any event within two Business Days after an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental investigation or proceeding pending (x) against the Borrower or its Subsidiaries which could reasonably be expected to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (y) with respect to any Document or (z) with respect to any material Indebtedness and (iii) any other event which could reasonably be expected to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            (h) Other Reports and Filings. Within 5 Business Days after the filing thereof, copies of any financial information, proxy materials and other information and reports, if any, which any Credit Party or any of its Subsidiaries (x) has filed with the Securities and Exchange Commission or any successor thereto (the "SEC") or (y) has delivered to holders of, or any agent or trustee with respect to, Indebtedness of any Credit Party or any of its Subsidiaries in its capacity as such a holder, agent, or trustee.

            (i) Environmental Matters. Promptly upon, and in any event within two Business Days after an officer of the Borrower or of any of its Subsidiaries obtains knowledge thereof, notice of any of the following environmental matters (i) any pending or threatened material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries;
      (ii) any condition or occurrence on or arising from any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries that (a) could reasonably be anticipated to result in a material noncompliance by the Borrower or any of its Subsidiaries with any material applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to a material Release or material threatened Release or the actual or alleged presence of any Hazardous Material on or from any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries in each case as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower or such Subsidiary's response thereto. In addition, the Borrower will provide the Banks with copies of all material communications with any government or governmental agency relating to material Environmental Claims, all material communications with any person relating to material Environmental Claims, and such detailed reports of any Environmental Claim in the possession of the Borrower as may reasonably be requested by the Required Banks.

            (j) Annual Meetings with Banks. Within 120 days after the close of each fiscal year of the Borrower, the Borrower shall, at the request of the Agent or the Required Banks, hold a meeting (at a mutually agreeable location and time) with all Banks who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal year of the Borrower and its Subsidiaries.

            (k) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to any Credit Party or any of its Subsidiaries, as the Agent or the Required Banks may reasonably request.

            8.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity with United States generally accepted accounting principles and all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Borrower or of such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or of such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with any exercise of its rights pursuant to this Section 8.02.

            8.03 Maintenance of Property, Insurance. (a) Schedule II sets forth a true and complete listing of all insurance maintained by the Borrower and each of its Subsidiaries as of the Effective Date. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain with financially sound and reputable insurance companies liability insurance and insurance on all its property in at least such amounts and against at least such risks as are described on Schedule II and
(iii) furnish to each Bank, upon written request, full information as to the insurance carried. The provisions of this Section 8.03 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

            (b) The Borrower will at all times keep, and will cause each of its Subsidiaries to keep, its property insured in favor of the Collateral Agent, and all policies (including mortgage policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower or its Subsidiaries (other than employee benefit insurance)) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and naming the Collateral Agent, the Agent and each Bank as an additional insured) with respect to Collateral, (ii) shall state that such insurance policies shall not be cancelled or revised without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and
(iii) shall be deposited with the Collateral Agent. If the Borrower or any of its Subsidiaries shall fail to insure its property in accordance with this
Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower jointly and severally agrees, to reimburse the Collateral Agent for all costs and expenses of procuring such insurance.

            8.04 Corporate Franchises. The Borrower will do, and will cause each of its Subsidiaries to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its rights, franchises, licenses, patents and authority to do business; provided, however, that nothing in this Section 8.04 shall prevent the withdrawal by the Borrower or any Subsidiary of the Borrower of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, properties, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            8.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            8.06 Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the operation of its business and the ownership or use of the Real Property now or hereafter owned or operated by the Borrower and each of its Subsidiaries, will promptly pay or cause the Borrower to pay all costs and expenses incurred in such compliance, and will keep or cause to be kept all such Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any Subsidiary of the Borrower will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any Real Property, other than in compliance in all material respects with applicable law.

            (b) At the request of the Agent or the Required Banks at any time and from time to time during the existence of this Agreement: (i) if an Event of Default exists under this Agreement, (ii) upon the reasonable belief by the Agent that the Borrower or any of its Subsidiaries has breached any representation or covenant herein with respect to any environmental matters and such breach is continuing, or (iii) in the event notice is provided under
Section 8.01(i) herein, the Borrower will provide, at its sole cost and expense (or will cause the relevant Subsidiary to provide at its sole cost and expense), an environmental site assessment report reasonable in scope concerning any Real Property of the Borrower or its Subsidiaries related thereto, prepared by an environmental consulting firm reasonably approved by the Agent and the Required Banks, indicating the presence or Release of Hazardous Materials on or from any of the Real Property and the potential estimated cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same after thirty days' notice, the Agent may order the same, and the Borrower shall grant and hereby grants to the Agent and the Banks and their agents access to such Real Property and specifically grants the Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment all at the Borrower's expense, which assessments, if obtained, will be provided to the Borrower.

            8.07 ERISA. As soon as possible and, in any event, within fifteen
(15) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a

Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made unless the failure to make such a contribution would not result in a material liability; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or could reasonably be expected to incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or will or may incur any material liability with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to each of the Banks (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than fifteen (15) days after the date such report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

            8.08 End of Fiscal Years; Fiscal Quarters. The Borrower will cause its, and each of its Subsidiaries', fiscal years to end on April 30 and each of its, and each of its Subsidiaries', first three fiscal quarters to end on July 31, October 31 and January 31; provided that the Banks understand and agree that the Borrower and its Subsidiaries may change their respective fiscal year-ends to January 31, subject to the consent by the Agent and the Required Banks to such technical modifications to Section 9 and the other provisions of this Agreement (e.g., baskets for permitted expenditures based on a fiscal year period) as may be required to give effect to such fiscal year-end change (which consent shall not be unreasonably withheld or delayed).

            8.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            8.10 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

            8.11 Interest Rate and Exchange Rate Protection. The Borrower shall no later than 60 days following the Initial Borrowing Date (i) enter into arrangements acceptable to the Agent establishing a maximum interest rate of 1.3 times the Quoted Rate in effect on the Effective Date for at least 50% of aggregate outstanding amount of Term Loans for a period of at least three years and (ii) upon request by the Agent, obtain currency exchange risk protection in amounts and on terms satisfactory to the Agent.

            8.12 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 7.08.

            8.13 UCC and PPSA Searches. On or prior to the 60th day following the Initial Borrowing Date, the Borrower shall, at the Agent's request, deliver to the Agent (at the Borrower's own cost) copies of Request for Information or Copies (UCC-11), PPSA inquiry response certificates certified by the Ontario Registrar of Personal Property, or equivalent certificates or search reports, for the purpose of verifying that all financing statements necessary or, in the opinion of the Collateral Agent desirable, to perfect the security interests purported to be created by the Security Documents shall have been properly recorded and filed.

            8.14 Intellectual Property Rights. The Borrower will, and will cause each of its Subsidiaries to, make all filings reasonably required in connection with the transfer of the Intellectual Property rights in the Merger. The Borrower will, and will cause each of its Subsidiaries to, maintain in full force and effect all Intellectual Property rights necessary or appropriate to the business of the Borrower or any Subsidiary of the Borrower and take no action (including, without limitation, the licensing of Intellectual Property), or fail to take an action, as the case may be, in connection with such Intellectual Property rights which could reasonably be expected to result in a material adverse effect on the performance, business, assets, nature of assets, liabilities, properties, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. The Borrower will, and will cause each of its Subsidiaries to, diligently prosecute all pending applications filed in connection with seeking or seeking to perfect the Intellectual Property rights and take all other reasonable actions necessary for the protection and maintenance of the Intellectual Property rights necessary or appropriate to the business of the Borrower or any Subsidiary of the Borrower at all times from and after the Initial Borrowing Date.

            8.15 Permitted Acquisitions. (a) Subject to the remaining provisions of this Section 8.15 applicable thereto and the requirements contained in the definition of Permitted Acquisition, the Borrower and its Subsidiaries may from time to time after the Initial Borrowing Date effect Permitted Acquisitions, so long as with respect to each Permitted Acquisition:

            (i) the Borrower demonstrates that no Default or Event of Default is in existence at the time of the consummation of such Permitted Acquisition or would exist after giving effect thereto and all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto);

            (ii) the Borrower shall have given the Agent and the Banks at least 15 days prior written notice of any Permitted Acquisition (each such notice, a "Permitted Acquisition Notice"), which notice shall (r) contain the estimated date such Permitted Acquisition is scheduled to be consummated, (s) attach a true and correct copy of the draft purchase agreement, letter of intent, description of material terms or similar agreement executed by the Borrower and the seller in connection with such Permitted Acquisition, (t) contain the estimated aggregate purchase price of such Permitted Acquisition (including, without limitation, the amount of Capitalized Lease Obligations assumed in connection with the Permitted Acquisition) and the amount of related costs and expenses and the intended method of financing thereof, (u) contain the estimated amount of Capital Expenditure Loans required to effect such Permitted Acquisition, (v) contain a description of any Permitted Earn-Out Debt to be incurred by the Borrower in connection with such Permitted Acquisition and the maximum potential liability of the Borrower with respect thereto and (w) contain a description of the Permitted Seller Notes, the Borrower Common Stock or Seller Preferred Stock, if any, to be issued by the Borrower in connection with such Permitted Acquisition; provided, however, in the event that after the delivery of the documentation described in clause (s) above, any material economic terms of the Permitted Acquisition shall be amended in any material respect, the Borrower shall promptly provide the Agent and the Banks written notice of such amendments;

          (iii) the Borrower shall have given the Banks such other information related to the Person or business, division or product line being acquired and the Permitted Acquisition as the Agent shall reasonably request;

          (iv) (I) as soon as available but not later than the next Business Day immediately following the date of the consummation of such Permitted Acquisition, a copy of the executed purchase agreement and all related agreements, schedules and exhibits with respect to such Permitted Acquisition and (II) at the time of delivery of the officer's certificate pursuant to clause (xii) below, a certification from the Borrower as to the purchase price for the acquisition (including, without limitation, the amount of Capitalized Lease Obligations assumed in connection with the Permitted Acquisition) and the estimated amount of all related costs, fees and expenses and that, except as described in the Permitted Acquisition Notice furnished in connection with such Permitted Acquisition, there are no other amounts payable in connection with the respective Permitted Acquisition;

          (v) with respect to Permitted Acquisitions effected during any twelve-month period, the sum (without duplication) of (I) Capital Expenditure Loans incurred by the Borrower in connection with such Permitted Acquisitions, (II) the fair market value of the Borrower Common Stock (based on the closing trading price of the Borrower Common Stock on the date of such Permitted Acquisition on the stock exchange on which such stock is listed) issued as consideration in such Permitted Acquisitions,
      (III) the aggregate amount (determined by using the face amount of the debt or the amount payable at maturity, whichever is greater) of Permitted Seller Notes issued by the Borrower in connection with such Permitted Acquisitions, (IV) the maximum potential liability of the Borrower with respect to the Permitted Earn-Out Debt issued in connection with such Permitted Acquisitions, (V) the aggregate liquidation preference of Seller Preferred Stock issued by the Borrower in connection with such Permitted Acquisitions and (VI) the amount of Capitalized Lease Obligations assumed in connection with such Permitted Acquisitions, shall not exceed $25,000,000 during such rolling twelve-month period, with the first such period commencing on the Initial Borrowing Date;

            (vi) with respect to each Permitted Acquisition, the sum (without duplication) of (I) Capital Expenditure Loans incurred by the Borrower in connection with any such Permitted Acquisition, (II) the fair market value of the Borrower Common Stock (based on the closing trading price of the Borrower Common Stock on the date of such Permitted Acquisition on the stock exchange on which such stock is listed) issued as consideration in such Permitted Acquisition, (III) the aggregate amount (determined by using the face amount of the debt or the amount payable at maturity, whichever is greater) of Permitted Seller Notes issued by the Borrower in connection with such Permitted Acquisition, (IV) the maximum potential liability of the Borrower with respect to all Permitted Earn-Out Debt issued in connection with such Permitted Acquisition, (V) the aggregate liquidation preference of Seller Preferred Stock issued by the Borrower in connection with such Permitted Acquisition and (VI) the amount of Capitalized Lease Obligations assumed in connection with such Permitted Acquisition, shall not exceed $10,000,000;

            (vii) calculations are made by the Borrower of the Consolidated EBITDA of the Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition (determined in accordance with the definition of Consolidated EBITDA contained herein, but treating references therein and in any other defined terms used in determining Consolidated EBITDA to "the Borrower" to instead be references to the Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition), and the amount thereof shall exceed $50,000 for the relevant Calculation Period; provided, however, in the case of calculations based on unaudited financial statements, the Agent shall be reasonably satisfied that the Consolidated EBITDA of such Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition exceeds $50,000 for the Calculation Period;

            (viii) the Agent shall be satisfied in its reasonable discretion that the proposed Permitted Acquisition will not reasonably likely result in materially increased liabilities (contingent or otherwise) of the Borrower or any of its Subsidiaries other than Permitted Seller Notes, Permitted Earn-Out Debt and Capitalized Lease Obligations incurred in accordance with the provisions of this Agreement (including, without limitation, tax, ERISA or environmental liabilities);

           (ix) recalculations are made by the Borrower of compliance with the covenants contained in Sections 9.09 through 9.14, inclusive, for the Calculation Period on a Pro Forma Basis, and such recalculations shall show that all such covenants would have been complied with throughout the Calculation Period on a Pro Forma Basis;

            (x) the Borrower in good faith believes, based on calculations made by the Borrower, on a Pro Forma Basis, (as if the Calculation Period were the one-year period following the date of the consummation of the respective Permitted Acquisition) that the financial covenants contained in such Sections 9.09 through 9.14, inclusive, will continue to be met for the one-year period following the date of the consummation of the respective Permitted Acquisition;

            (xi) except in the case of a Franchisee Acquisition, calculations are made by the Borrower demonstrating compliance with a Leverage Ratio not to exceed 2.50:1.0 on the last day of the relevant Calculation Period, on a Pro Forma Basis, as if the respective Permitted Acquisition (and all other Permitted Transactions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period; and

            (xii) 3 Business Days prior to the consummation of the respective Permitted Acquisition, the Borrower shall furnish the Agent and the Banks an officer's certificate executed by the chief financial officer of the Borrower, certifying as to compliance with the requirements of preceding clauses (i), (ii), (iv) (II), (v) through (x), inclusive, and, except in the case of a Franchise Acquisition, (xi) and containing the calculations required by preceding clauses (v) through (vii), inclusive, and clauses
      (ix), (x) and, except in the case of a Franchisee Acquisition, (xi);

provided that notwithstanding anything to the contrary contained in this Section 8.15(a), if at the time of, and after giving effect to, any Permitted Acquisition, the aggregate consideration paid in connection with such Permitted Acquisition and all other Permitted Acquisitions effected during the twelve-month period prior to the consummation of such Permitted Acquisition, is less than $5,000,000, the Borrower shall not be required to comply with the requirements of Section 8.15(a)(ii) and (iv), and the officer's certificate delivered pursuant to clause (xii) above shall contain a certification only as to compliance with the requirements of preceding clauses (i), (v) (for such purposes, treating the reference to "$25,000,000" in such clause instead as a reference to "$5,000,000"), (vii), (viii), (ix), (x) and (xi), and shall include the calculations required by preceding clauses (v) (as modified above), (vii),
(ix), (x) and, except in the case of a Franchisee Acquisition, (xi). The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

            (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, not less than 100% of the capital stock of such Subsidiary shall be directly owned by the Borrower or a Guarantor and 100% of such capital stock owned by the Borrower or such Guarantor shall be pledged for the benefit of the Secured Creditors pursuant to the relevant Pledge Agreement or pursuant to a similar agreement satisfactory to the Agent.

            (c) The Borrower shall cause any Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to execute and deliver, prior to or on the date of the respective Permitted Acquisition, the Subsidiaries Guaranty (or by an amendment thereto pursuant to which it shall be a party thereto) or a substantially similar guaranty, in either case with the documentation to be in form and substance satisfactory to the Agent.

            (d) The Borrower shall on the date of a Permitted Acquisition, in the case of Permitted Acquisitions involving the acquisition of assets by the Borrower, or, in the case of an acquisition by the respective Subsidiary, shall cause the respective Subsidiary to, grant to the Collateral Agent, for the benefit of the Secured Creditors, first priority perfected security interests in all property of the Borrower or such Subsidiaries acquired in connection with the Permitted Acquisition and to take, or cause such Subsidiary to take, all actions requested by the Agent or the Required Banks (including, without limitation, the obtaining of UCC-11's and the filing of UCC-1's and PPSA financing statements) in connection with the granting of such security interests. All security interests required to be granted pursuant to this
Section 8.15(d) shall be granted pursuant to such security documentation (which shall be substantially similar to the analogous Security Documents already executed and satisfactory in form and substance to the Agent) and shall (except as otherwise consented to by the Agent and the Required Banks) constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by
Section 9.01. The security documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the Secured Creditors, required to be granted pursuant to the respective Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of Additional Security Documents, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, environmental appraisals and other related documents as may be reasonably requested by the Collateral Agent or the Required Banks to assure themselves that this Section 8.15(d) has been complied with. All actions required to be taken by this Section 8.15(d) with respect to the Additional Collateral shall be completed no later than the date on which the Permitted Acquisition is effected.

            8.16 Registry. The Borrower hereby designates the Agent to serve as its agent, solely for purposes of this Section 8.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered assignment and assumption agreement pursuant to
Section 13.04(b). Coincident with the delivery of such an assignment and assumption agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Commitment or Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 8.16, except to the extent resulting from the gross negligence or willful misconduct of the Agent.

            8.17 Further Actions. (a) Each Credit Party shall grant to the Collateral Agent, for the benefit of the Secured Creditors, at the request of the Agent or the Required Banks, at any time, a security interest in any Real Property (other than Leaseholds of immaterial value as determined by the Collateral Agent in its discretion) or vehicles (to the extent the aggregate fair market value of such vehicles exceeds $100,000) owned by any such Credit Party and any other assets of such Credit Party and not already subject to a Security Document and shall take all actions requested by the Agent or the Required Banks (including, without limitation, the obtaining of mortgage policies, title surveys and real estate appraisals satisfying the requirements of all applicable laws) in connection with the granting of such security interest.

            (b) The security interests required to be granted pursuant to clause
(a) above shall be granted pursuant to mortgages, deeds of trust and security agreements, in each case satisfactory in form and substance to the Agent and the Required Banks, which mortgages, deeds of trust and security agreements shall create valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by Section 9.01. The mortgages and other instruments related thereto and security agreements shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the Secured Creditors, required to be granted pursuant to such documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of the Additional Security Documents, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, mortgage policies, title surveys, real estate appraisals, certificates of title and other related documents as may be reasonably requested by the Agent or the Required Banks to assure themselves that this Section 8.17 has been complied with.

            (c) The Borrower shall, and shall cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to perfecting the security interest of the Secured Creditors in the Collateral as the Collateral Agent may reasonably require. Furthermore, at the time of any request by the Agent or the Required Banks pursuant to this clause (c) or preceding clauses (a) or (b), the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel and other documents as may be reasonably requested by the Agent or the Required Banks to assure themselves that this Section 8.17 has been complied with.

            (d) At any time and from time to time to the extent that the Banks, the Agent or the Collateral Agent request, in order to fulfill the requirements of any applicable statute, regulation or order of any governmental body, to preserve, protect, enforce or realize upon the security interests granted to the Secured Creditors pursuant to the Security Documents, each Credit Party will, and will cause each of its Subsidiaries to, cooperate with and promptly take all actions reasonably necessary to assist the Banks, the Agent and the Collateral Agent, including, without limitation, to make, execute, acknowledge, file and/or deliver to the Banks, the Agent or the Collateral Agent, as the case may be, such information, documents, certificates, reports and other assurances or instruments, which the Banks, the Agent or the Collateral Agent, as the case may be, deems reasonably appropriate or advisable to comply with such statutes, regulations or orders so as to preserve, protect, enforce or realize upon such security interests granted to the Secured Creditors.

            (e) Each Credit Party agrees that each action required by Section 8.17(a), (b), (c), or (d) shall be completed within 60 days of the date such action is requested to be taken.

            8.18 Concentration Accounts. On or prior to the 45th day after the Initial Borrowing Date, (i) the Borrower shall, and shall have caused each of the other U.S. Credit Parties to, have duly authorized, executed and delivered a Concentration Account Consent Letter in the form of Annex J to the U.S. Security Agreement with such changes, if any, as may be approved by the Collateral Agent (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "U.S. Concentration Account Consent Letter"), with the U.S. Concentration Account Bank acknowledging that the U.S. Concentration Account is under the exclusive dominion and control of the Collateral Agent and that all moneys, instruments and other securities deposited in such U.S. Concentration Account are to be held by the U.S. Concentration Account Bank for the benefit of the Collateral Agent and (ii) the Borrower shall have caused each of the Canadian Credit Parties to have duly authorized, executed and delivered a Concentration Account Consent Letter in the form of Schedule F to the Canadian Security Agreements with such changes, if any, as may be approved by the Collateral Agent (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Canadian Concentration Account Consent Letter"), with the Canadian Concentration Account Bank acknowledging that the Canadian Concentration Account is under the exclusive dominion and control of the Collateral Agent and that all moneys, instruments and other securities deposited in such Canadian Concentration Account are to be held by the Canadian Concentration Account Bank for the benefit of the Collateral Agent.

            8.19 Ownership of Subsidiaries. The Borrower shall at all times own directly or through one or more of its Wholly-Owned Subsidiaries, 100% of the capital stock of each of its Subsidiaries.

            Section 9. Negative Covenants. The Borrower hereby covenants that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans and Notes and all Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
Section 9.01 shall not prevent the Borrower or any of its Subsidiaries from creating, incurring, assuming or permitting the existence of the following (liens described below are herein referred to as "Permitted Liens"):

           (i) inchoate Liens with respect to the Borrower or any of its Subsidiaries for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

           (ii) unperfected Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, mechanics' and landlords' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or any of its Subsidiaries' property or assets or materially impair the use thereof in the operation of the business of the Borrower or its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (iii) Liens of the Borrower or its Subsidiaries in existence on the Effective Date which are listed, and the property subject thereto described, on Schedule XI, but only to the respective date, if any, set forth in such Schedule XI for the removal and termination of any such Liens, plus renewal and extensions of such Liens, provided (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

            (iv)   Liens created pursuant to the Security Documents;

            (v) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances on the property of the Borrower or any of its Subsidiaries arising in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

            (vi) Liens on property of the Borrower and its Subsidiaries subject to, and securing only, Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.05(iii); provided that such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

            (vii) Liens (other than any Lien imposed by ERISA) on property of the Borrower or any of its Subsidiaries incurred or deposits made in the ordinary course of business in connection with (x) workers' compensation, unemployment insurance and other types of social security or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); provided that the aggregate amount of cash and the fair market value of the property encumbered by Liens described in this clause (vii) shall not exceed $1,000,000;

            (viii) Liens placed upon equipment or machinery used in the ordinary course of the business of the Borrower or any of its Subsidiaries within 60 days following the time of purchase thereof by the Borrower or any of its Subsidiaries to secure Indebtedness representing the purchase price thereof, provided that (x) the Indebtedness secured by Liens permitted by this clause (viii) is permitted under Section 9.05(iii), (y) in all events, the Lien encumbering the equipment or machin-ery so acquired does not encumber any other asset of the Borrower or any of its Subsidiaries and (z) Indebtedness secured by any Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or the purchase price of the equipment or machinery being purchased;

            (ix) Liens arising from precautionary UCC-1 and PPSA financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

            (x) inchoate Liens (where there has been no execution or levy and no pledge or delivery of collateral) arising from and out of judgments or decrees in existence at such time not constituting an Event of Default; and

            (xi) additional Liens incurred by the Borrower and its Subsidiaries so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $1,000,000.

            9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions by the Borrower or any of its Subsidiaries of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

            (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.08;

            (ii) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create Capitalized Lease Obligations);

            (iii) investments may be made to the extent permitted by Section
      9.06;

            (iv) the Transaction shall be permitted as contemplated by the Documents;

            (v) the Borrower may effect Permitted Acquisitions in accordance with the requirements of Section 8.15;

            (vi) each of the Borrowers and its Subsidiaries may make sales of inventory in the ordinary course of business;

            (vii) the Borrower may sell assets so long as the aggregate amount of Net Sales Proceeds received from such sales does not exceed $1,000,000 in the aggregate in any fiscal year;

            (viii) the Borrower and its Subsidiaries may sell motor vehicles so long as the aggregate amount of Net Sales Proceeds received from such sales does not exceed $150,000;

            (ix) any Subsidiary Guarantor domiciled in the United States, Canada or any state, province or territory thereof may be merged or amalgamated with and into, or be dissolved or liquidated into, or transfer any of its assets to, the Borrower or any other Subsidiary Guarantor so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary Guarantor shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution, liquidation or transfer);

            (x) the Borrower and its Subsidiaries may transfer patents, trademarks, copyrights and know-how to the Intellectual Property Subsidiary, so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer); and

            (xi) the Borrower and its Subsidiaries may license, as licensee, from the Intellectual Property Subsidiary and the Intellectual Property Subsidiary may license, as licensor, to the Borrower and its Subsidiaries patents, trademarks, copyrights and know-how in the ordinary course of business.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral (to the extent the Required Banks are permitted to waive such provisions in accordance with Section 13.12), or any Collateral is sold as permitted by this Section 9.02, such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            9.03 Dividends. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower.

            9.04 Concentration Accounts. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, open, maintain or otherwise have any concentration or similar account into which cash is regularly swept by the Borrower and its Subsidiaries from their respective local deposit accounts other than the Concentration Accounts.

            9.05 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (ii) Indebtedness of the Borrower under any Interest Rate Protection or Other Hedging Agreement (i) to the extent same is entered into to satisfy the requirements of Section 8.11 and (ii) providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations, so long as management of the Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Interest Rate Protection or Other Hedging Agreements are bona fide hedging activities (and are not for speculative purposes) and are in the ordinary course of business and consistent with such Person's past practices.

            (iii) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section
      9.08 and purchase money Indebtedness of the Borrower and its Subsidiaries secured by Liens permitted under Section 9.01(viii); provided that the aggregate amount of Indebtedness evidenced by Capitalized Lease Obligations under all Capital Leases and the aggregate amount of such purchase money Indebtedness outstanding under this clause (iii) at any one time shall not exceed $900,000;

            (iv) Existing Indebtedness of the Borrower listed on Schedule IX but without giving effect to any refinancings, renewals or increases in the principal amount thereof, except to the extent that any such refinancing or renewal is made on terms no less favorable from the perspective of the Banks than the terms of the Existing Indebtedness so refinanced or renewed;

            (v)   Indebtedness of the Borrower incurred under the Moovies Seller
      Note in an aggregate principal amount not to exceed $2,000,000 (as reduced by any repayments of principal thereof); and

            (vi) Indebtedness of the Borrower evidenced by Permitted Seller Notes or constituting Permitted Earn-Out Debt issued in accordance with the requirements of Section 8.15.

            9.06 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries may acquire and hold receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

            (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents; provided that all cash or Cash Equivalents of the Borrower and its Subsidiaries shall be held on and after 45th day following the Initial Borrowing Date in the Concentration Accounts in accordance with the terms of the respective Concentration Account Consent Letters; provided, however, the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents not in any Concentration Account so long as no later than the close of business on the first Business Day of each week the Minimum Weekly Sweep Amount is transferred by the Borrower or the applicable Subsidiary into the applicable Concentration Account; provided further, that at any time that any Revolving Loans or any Capital Expenditure Loans (at any time prior to the Capital Expenditure Loan Conversion Date) are outstanding, the aggregate amount of cash and Cash Equivalents (on a Dollar Equivalent basis) permitted to be held by the Borrower and its Subsidiaries (excluding uncollected funds) shall not exceed $1,000,000 plus the Maximum Weekly Hold Amount for any period of five consecutive Business Days;

            (iii) the Borrower may enter into Interest Rate Protection Agreements or Other Hedging Agreements to the extent permitted by Section 9.05(ii);

            (iv) the Borrower and its Subsidiaries may make Capital Expenditures to the extent permitted by Section 9.08;

            (v) the Transaction shall be permitted in accordance with the provisions of Section 5;

            (vi) the Borrower and its Subsidiaries may endorse negotiable instruments for collection in the ordinary course of business;

            (vii) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business consistent with past practices to their respective employees for moving, travel and emergency expenses and other similar expenses, so long as the aggregate principal amount thereof at any one time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $100,000;

            (viii) the Borrower may effect Permitted Acquisitions in accordance with the requirements of Section 8.15; and

            (ix) the Borrower and its Subsidiaries may make investments in the Intellectual Property Subsidiary in the form of the transfer of their respective trademarks, patents, copyrights and know-how permitted to be transferred pursuant to Section 9.02(x).

             9.07 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any Affiliate of the Borrower's Subsidiaries, other than transactions by the Borrower or any of its Subsidiaries in the ordinary course of business, unless such transaction or series of related transactions is in writing and on terms that are no less favorable to the Borrower or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party, except that (i) the Borrower and its Subsidiaries may effect the Transaction, (ii) loans and advances made in accordance with Section 9.06(vii) shall be permitted and (iii) the Borrower may pay customary fees to non-officer directors of the Borrower. In no event may any management or similar fees be paid or payable by the Borrower or any of its Subsidiaries to any Person.

             9.08 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles and including Capitalized Lease Obligations) (collectively, "Capital Expenditures"), except that (i) the Borrower and its Subsidiaries may make Capital Expenditures as provided in Sections 9.08(b) and (c) below, (ii) during the fiscal quarter of the Borrower ended April 30, 1998, the Borrower and its Subsidiaries may make Maintenance Capital Expenditures in an aggregate amount not to exceed $1,000,000 and (iii) during any fiscal year set forth below, the Borrower and its Subsidiaries may make Maintenance Capital Expenditures so long as the aggregate amount thereof does not exceed the sum of (x) the product of
(I) $10,000 multiplied by (II) the remainder of (A) the number of new video specialty stores opened and/or acquired by the Borrower and its Subsidiaries during (and which continue to remain open throughout) such fiscal year below less (B) the number of video specialty stores of the Borrower and its Subsidiaries closed and/or sold during such fiscal year below (such product, the "Additional CapEx Amount") plus (y) the amount set forth opposite such fiscal year below:

             Fiscal Year Ended                        Amount
             -----------------                        ------
                 1999                               $4,100,000
                 2000                               $6,670,000
                 2001                               $6,670,000

                 2002                               $6,670,000
                 2003                               $6,670,000

Notwithstanding anything to the contrary contained above, to the extent that Maintenance Capital Expenditures made during any fiscal year set forth in the table above are less than the amounts set forth in such table for such fiscal year (after giving effect to the addition of any Additional CapEx Amount thereto for such fiscal year), 100% of such excess amount may be carried forward to the immediately succeeding fiscal year and utilized to make Maintenance Capital Expenditures in excess of the amount permitted above in such succeeding fiscal year, provided, however that (x) any amount carried forward from the immediately preceding fiscal year, shall not be utilized during a subsequent fiscal year to make Maintenance Capital Expenditures unless and until the amount set forth in the table above for such fiscal year shall have been utilized in full to make Maintenance Capital Expenditures during such fiscal year, (y) no amounts once carried forward to the next fiscal year may be carried forward to fiscal years again thereafter and (z) in no event shall the excess amount of Maintenance Capital Expenditures permitted to be carried forward from the immediately preceding fiscal year exceed 125% of the amount set forth in the table above for such preceding fiscal year (after giving effect to the addition of any Additional CapEx Amount thereto for such fiscal year).

             (b) The Borrower will not, and will not permit any of its Subsidiaries to, effect any Permitted Capital Expenditure Transactions, except that the Borrower may effect Permitted Capital Expenditure Transactions so long as with respect to each Permitted Capital Expenditure Transaction (i) no Default or Event of Default is in existence at the time of the consummation of such Permitted Capital Expenditure Transaction or would exist after giving effect thereto and all representations and warranties contained herein and the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such Permitted Capital Expenditure Transaction (both before and after giving effect thereto); and (ii) unless provided pursuant to the applicable Notice of Borrowing in the case of a Borrowing of Capital Expenditure Loans to finance Permitted Capital Expenditure Transactions, the Borrower shall have given the Agent and the Banks at least one day's prior written notice of any Permitted Capital Expenditure Transaction, which notice shall contain a certification from the chief financial officer of the Borrower, (I) certifying
(u) the estimated date such Permitted Capital Expenditure Transaction is scheduled to be commenced, (v) the estimated amount to be expended in connection with such Permitted Capital Expenditure Transaction, (w) that at the time of, and after giving effect to, such Permitted Capital Expenditure Transaction, the Maximum Store Investment Amount shall not exceed $275,000 (or the Dollar equivalent thereof after giving to an annual adjustment for inflation based on the Consumer Price Index), (x) compliance with the requirements of the preceding clause (i), (y) except in the case of any Permitted Capital Expenditure Transaction constituting a New Leased Store Development or a Moovies Store Conversion, compliance with the requirements of Section 8.15(a)(xi) (for such purpose, treating such clause (and the component definitions therein) as if same were applicable to the
consummation of a "Permitted Capital Expenditure Transaction" rather than a "Permitted Acquisition") and (z) the Borrower's good faith belief in financial covenant compliance for the one year period following such Permitted Capital Expenditure Transaction as provided in Section 8.15(a)(x) (for such purpose, treating such clause (and the component definitions therein) as if same were applicable to the consummation of a "Permitted Capital Expenditure Transaction" rather than a "Permitted Acquisition") and (II) containing the calculations required to establish compliance with preceding clauses (x) (which calculations shall be in the form of Annex I to Exhibit A-1 to this Agreement), (y) and (z). The consummation of each Permitted Capital Expenditure Transaction shall be deemed a representation and warranty by the Borrower that all conditions thereto have been satisfied and the same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

             (c) In addition to the Capital Expenditures permitted above, the Borrower and its Subsidiaries may make Permitted Acquisitions in accordance with
Section 8.15 in an amount not to exceed the amounts permitted thereby.

             9.09 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on February 1, 1998 and ending on the last day of a fiscal quarter of the Borrower ended on or after April 30, 1998), in each case taken as one accounting period, to be less than 1.20 to 1.0.

             9.10 Free Cash Flow Coverage Ratio. The Borrower will not permit the ratio of its Consolidated Free Cash Flow to its Consolidated Interest Expense for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on February 1, 1998 and ending on the last day of a fiscal quarter of the Borrower ended on or after April 30, 1998), in each case taken as one accounting period, ending on a date set forth below to be less than the ratio set forth opposite such date:

       Fiscal Quarter
            Ended                             Ratio
       --------------                         -----
       April 30, 1998                       2.05:1.0
       July 31, 1998                        2.50:1.0
       October 31, 1998                     2.75:1.0
       January 31, 1999                     3.20:1.0
       April 30, 1999                       3.25:1.0
       July 31, 1999                        3.25:1.0
       October 31, 1999                     3.50:1.0
       January 31, 2000                     3.75:1.0
       April 30, 2000                       4.30:1.0
       July 31, 2000                        4.30:1.0

       Fiscal Quarter
            Ended                             Ratio
       --------------                         -----
       October 31, 2000                     4.75:1.0
       January 31, 2001                     5.00:1.0
       April 30, 2001                       5.40:1.0
       July 31, 2001                        5.40:1.0
       October 31, 2001                     5.75:1.0
       January 31, 2002                     6.00:1.0
       April 30, 2002                       6.00:1.0
       July 31, 2002                        6.00:1.0
       October 31, 2002                     6.00:1.0
       January 31, 2003                     6.00:1.0
       April 30, 2003                       6.00:1.0

             9.11 Consolidated Indebtedness to Consolidated Free Cash Flow. The Borrower will not permit the ratio of Consolidated Indebtedness as at the end of any fiscal quarter ended on a date set forth below to Consolidated Free Cash Flow for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on November 1, 1997 and ending on the last day of a fiscal quarter of the Borrower ended on or after April 30, 1998), in each case taken as one accounting period, ending on a date set forth below to be greater than the ratio set forth opposite such date below:

           Fiscal Quarter
               Ended                         Ratio
           --------------                    -----
           April 30, 1998                  4.10:1.0
           July 31, 1998                   4.10:1.0
           October 31, 1998                4.00:1.0
           January 31, 1998                3.50:1.0
           April 30, 1999                  3.25:1.0
           July 31, 1999                   3.00:1.0
           October 31, 1999                2.75:1.0
           January 31, 2000                2.50:1.0
           April 30, 2000                  2.15:1.0
           July 31, 2000                   2.00:1.0
           October 31, 2000                1.75:1.0
           January 31, 2001                1.75:1.0
           April 30, 2001                  1.65:1.0
           July 31, 2001                   1.65:1.0
           October 31, 2001                1.50:1.0
           January 31, 2002                1.25:1.0
           April 30, 2002                  1.00:1.0
           July 31, 2002                   1.00:1.0

           Fiscal Quarter
               Ended                         Ratio
           --------------                    -----
           October 31, 2002                1.00:1.0
           January 31, 2003                1.00:1.0
           April 30, 2003                  1.00:1.0

             9.12 Minimum Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth (i) on the last day of the fiscal year ended April 30, 1998 to be less than $110,000,000 and (ii) at any time during any fiscal quarter of the Borrower commencing after April 30, 1998 to be less than an amount equal to $110,000,000 plus the product of (x) 85.0% and (y) the sum of the amount of the Consolidated Net Income for each fiscal quarter of the Borrower ending after April 30, 1998 (without any reduction for any negative Consolidated Net Income for any fiscal quarter).

             9.13 Minimum Consolidated EBITDA. The Borrower will not permit its Consolidated EBITDA for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on February 1, 1998 and ending on the last day of a fiscal quarter of the Borrower ended on or after April 30, 1998), in each case taken as one accounting period, ending on a date set forth below to be less than an amount equal to the product of (x) the number of video specialty stores operated by the Borrower and its Subsidiaries on such date and (y) the amount set forth opposite such date below:

Fiscal Quarter
    Ended                                          Amount
--------------                                     ------
April 30, 1998                                     $ 26,500
July 31, 1998                                      $ 56,100
October 31, 1998                                   $ 86,750
January 31, 1999                                   $124,750
April 30, 1999                                     $130,125
July 31, 1999                                      $135,000
October 31, 1999                                   $140,000
January 31, 2000                                   $145,000
April 30, 2000                                     $146,750
July 31, 2000                                      $147,000
October 31, 2000                                   $148,000
January 31, 2001                                   $149,000
April 30, 2001                                     $149,750
July 31, 2001                                      $150,000
October 31, 2001                                   $151,000
January 31, 2002                                   $152,000
April 30, 2002                                     $152,750
July 31, 2002                                      $153,000
October 31, 2002                                   $154,000
January 31, 2003                                   $155,000
April 30, 2003                                     $155,750



            9.14 Minimum Consolidated Free Cash Flow. The Borrower will not permit its Consolidated Free Cash Flow for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on February 1, 1998 and ending on the last day of a fiscal quarter of the Borrower ended on or after April 30,
1998), in each case taken as one accounting period, ending on a date set forth below to be less than an amount equal to the product of (x) the number of video specialty stores operated by the Borrower and its Subsidiaries on such date and
(y) the amount set forth opposite such date below:

Fiscal Quarter
    Ended                                          Amount
--------------                                     ------
April 30, 1998                                     $ 7,500
July 31, 1998                                      $18,325
October 31, 1998                                   $29,050
January 31, 1999                                   $45,800
April 30, 1999                                     $49,150
July 31, 1999                                      $52,000

Fiscal Quarter
    Ended                                          Amount
--------------                                     ------
October 31, 1999                                   $54,000
January 31, 2000                                   $58,000
April 30, 2000                                     $60,750
July 31, 2000                                      $61,000
October 31, 2000                                   $61,000
January 31, 2001                                   $61,750
April 30, 2001                                     $61,900
July 31, 2001                                      $62,250
October 31, 2001                                   $62,500
January 31, 2002                                   $63,000
April 30, 2002                                     $63,100
July 31, 2002                                      $63,400
October 31, 2002                                   $63,750
January 31, 2003                                   $64,150
April 30, 2003                                     $64,300


             9.15 Limitation on Voluntary Payments and Modification of Indebtedness; Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. The Borrower will not, and will not permit any of its Subsidiaries to:

            (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption (including pursuant to any change of control provision) or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), or exchange of, or any involuntary prepayment or redemption as a result of any asset sale, change of control or similar event of, or set-off any amounts against, any Existing Indebtedness, the Moovies Seller Note, any Permitted Earn-Out Debt or any Permitted Seller Note;

            (ii) amend or modify, or permit the amendment or modification of, any provision of any Merger Document, the Existing Indebtedness, any Permitted Seller Note, the Moovies Seller Note, any Permitted Earn-Out Debt or any Seller Preferred Stock or of any agreement relating to any of the foregoing;

            (iii) materially amend, modify or change its Certificate of Incorporation, Amalgamation or Continuance, as the case may be, (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws in a manner adverse to the interests of the Banks in their capacity as such;

            (iv) amend, modify or change, terminate, or enter into any new Shareholders' Agreement or any other agreement with respect to its equity interests, except for such amendments, modifications or changes or such new agreements which are not adverse to any Bank in its capacity as such, do not violate or breach any of the terms of this Agreement, do not, and will not, involve the payment by the Borrower or any of its Subsidiaries of any amounts and do not result in the Borrower or any of its Subsidiaries incurring then or any time in the future any material liability or monetary obligation;

            (v) amend, modify or change, terminate or enter into any new Tax Sharing Agreement;

            (vi) amend, modify or change, or enter into any new Management Agreement, Employee Benefit Plan, Employment Agreement or Material Contract, except in the case of this clause (vi), if the aggregate cost to the Borrower and its Subsidiaries as a result of such amendments, modifications, changes to such plans, agreements and contracts and new plans, agreements and contracts are not reasonably likely to have a material adverse effect on the performance, business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

            (vii) make any interest or principal or other payment with respect to any Permitted Seller Note, any Permitted Earn-Out Debt or the Moovies Seller Note (x) which is not permitted to be paid to the holder thereof in accordance with the subordination provisions applicable thereto or (y) if there exists at the time of any such payment (or would exist after giving effect thereto) a Default or Event of Default.

            9.16 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Borrower to
(i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (ii) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (iii) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reason of (x) applicable law, (y) this Agreement and the other Credit Documents and (z) customary provisions restricting subletting or assignments of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower.

            9.17 Limitation on Issuance of Capital Stock. (a) The Borrower will not permit any of its Subsidiaries to issue any capital stock, shares or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or shares, except (i) for transfers and replacements of then outstanding shares, (ii) for stock or share splits, stock or share dividends and similar issuances which do not decrease the percentage ownership of any person in any class of the capital stock of the Borrower or such Subsidiary and (iii) upon the formation of any new Subsidiaries as permitted by Section 9.19. Any stock or shares issued as permitted by this Section 9.17, if owned by the Borrower or any of the Borrower's Subsidiaries, shall be immediately pledged as Collateral and delivered pursuant to the relevant Pledge Agreement.

            (b) The Borrower will not issue any capital stock or any options or warrants to purchase, or securities convertible into, capital stock, except for issuances of Borrower Common Stock or options, warrants or securities exercisable or convertible into Borrower Common Stock where, after giving effect to such issuance, the proceeds therefrom are applied in accordance with Section 4.02(A)(e) and no Default or Event of Default will exist under Section 10.10 (or, in the case of issuance of options, warrants, or convertible securities, no Default or Event of Default would exist under Section 10.10 if such options, warrants or convertible securities were to be exercised or converted).

            9.18 Business. The Borrower will not, and will not permit any of its Subsidiaries, to engage (directly or indirectly) in any business other than a Permitted Business.

            9.19 Limitation on Creation of Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire any new Subsidiary, except that (i) the Borrower may acquire or form Subsidiaries in connection with Permitted Transactions to the extent otherwise permitted by this Agreement and (ii) the Borrower may form the Intellectual Property Subsidiary in connection with the investments made in accordance with Section 9.06(ix), so long as (w) at least 30 days' prior written notice thereof (or such lesser notice as is acceptable to the Agent) is given to the Agent, (x) the capital stock of the Intellectual Property Subsidiary is pledged pursuant to the Pledge Agreement and the certificates, if any, representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (y) the Intellectual Property Subsidiary executes a counterpart of the Subsidiaries Guaranty, the U.S. Pledge Agreement and the U.S. Security Agreement, and (z) to the extent requested by the Agent or the Required Banks, takes all actions required pursuant to Section 8.17.

            Section 10. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

            10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or Unpaid Drawing or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note or Unpaid Drawing, or any Fees or any other amounts owing by it hereunder or thereunder; or

            10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(g)(i), 8.08, 8.11, 8.15, 8.17, 8.18 or 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in any Credit Document and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or any Bank; or

            10.04 Default Under Other Agreements. The Borrower or any of its Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Indebtedness referred to in Section 10.01) beyond the period of grace (not to exceed 10 days), if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Indebtedness referred to in Section 10.01) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), such Indebtedness to become due prior to its stated maturity and such default shall not have been cured or waived, or (iii) any Indebtedness (other than the Indebtedness referred to in Section 10.01) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to this Section 10.04 unless the aggregate amount of all Indebtedness referred to in the preceding clauses (i) through (iii) above exceeds $1,000,000 at any one time; or

            10.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed or discharged, within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment or composition of debt, relief of debtors, winding-up, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries (including any plan of compromise or arrangement), or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed or undischarged for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian, trustee in bankruptcy, receiver or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the
Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities (other than normal claims for benefits in the ordinary course) pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary of the Borrower; or

            10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Sec-tion 7.11), and subject to no other Liens (except as permitted by Section 7.11), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

            10.08 Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under the respective Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the respective Guaranty and such default shall continue beyond any grace period specifically applicable thereto; or

            10.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable insurance company) of $1,000,000 or more and all such judgments or decrees shall not be satisfied, vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days; or

            10.10  Change in Control.  There shall be a Change in Control;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) exercise any rights or remedies under any of the Guaranties; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent for the benefit of the Banks in a cash collateral account established and maintained by the Collateral Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

            Section 11.  Definitions and Accounting Terms.

            11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "A Term Loan" shall have the meaning provided in Section 1.01(a).

            "A Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "A Term Loan Commitment," as the same may be reduced or terminated pursuant to Section 3.03, 4.02 and/or 10.

            "A Term Loan Facility" shall mean the facility evidenced by the Total A Term Loan Commitment.

            "A Term Loan Maturity Date" shall mean April 30, 2002.

            "A Term Note" shall have the meaning provided in Section 1.05(a).

            "A TL Percentage" shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate principal amount of all A Term Loans outstanding at such time (or, if prior to the Initial Borrowing Date, the Total A Term Loan Commitment), and the denominator of which is equal to the aggregate principal amount of all A Term Loans, B Term Loans and, after the Capital Expenditure Loan Conversion Date, Capital Expenditure Loans outstanding at such time (or, if prior to the Initial Borrowing Date, the Total Term Loan Commitment at such time).

            "Additional CapEx Amount" shall have the meaning provided in
Section 9.08(a).

            "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or purported to be granted) (and continue to be in effect at the time of determination) pursuant to Section
8.15 or 8.17.

            "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.15 or 8.17 with respect to Additional Collateral.

            "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period (i) plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense and other non-cash charges) included in arriving at Consolidated Net Income for such period less (ii) the sum of the amount of all net non-cash gains or losses (exclusive of items reflected in Adjusted Working Capital) and gains or losses from sales of assets included in arriving at Consolidated Net Income for such period.

            "Adjusted Working Capital" shall mean Consolidated Current Assets (excluding cash and Cash Equivalents) minus Consolidated Current Liabilities.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.07, an Affiliate of the Borrower shall include any Person that directly or indirectly (including through limited or general partnership interests) owns more than 5% of any class of the capital stock of the Borrower and for all purposes of this Agreement, neither the Agent, the Collateral Agent, any Bank or any of their respective Affiliates, shall be considered an Affiliate of the Borrower or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Affiliate Contracts" shall have the meaning provided in Section
5.05.

            "Agent" shall mean Banque Paribas in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 12.09.

            "Aggregate Unutilized Commitment" with respect to any Bank at any time shall mean the sum of (i) such Bank's Unutilized Revolving Loan Commitment at such time plus (ii) such Bank's Unutilized Capital Expenditure Loan Commitment at such time.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

            "Applicable Margin" shall mean the percentage per annum equal to (i) in the case of Revolving Loans, Capital Expenditure Loans and A Term Loans maintained as (x) Eurodollar Loans, 3.50% and (y) Base Rate Loans, 2.50%, (ii) in the case of B Term Loans maintained as (x) Eurodollar Loans, 3.75% and (y) Base Rate Loans, 2.75% and (iii) in the case of Swingline Loans, 2.50%.

            "Available Capital Expenditure Loan Commitment" for any Bank shall mean, at any time, such Bank's Capital Expenditure Commitment Percentage of the Total Available Capital Expenditure Loan Commitment.

            "Available Revolving Loan Commitment" for any Bank shall mean, at any time, such Bank's Percentage of the Total Available Revolving Loan Commitment.

            "B TL Percentage" shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate principal amount of all B Term Loans outstanding at such time (or, if prior to the Initial Borrowing Date, the Total B Term Loan Commitment), and the denominator of which is equal to the aggregate principal amount of all A Term Loans, B Term Loans and, after the Capital Expenditure Loan Conversion Date, Capital Expenditure Loans outstanding at such time (or, if prior to the Initial Borrowing Date, the Total Term Loan Commitment at such time).

            "B Term Loan" shall have the meaning provided in Section 1.01(b).

            "B Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "B Term Loan Commitment," as the same may be reduced or terminated pursuant to Section 3.03, 4.02 and/or 10.

            "B Term Loan Facility" shall mean the facility evidenced by the Total B Term Loan Commitment.

            "B Term Loan Maturity Date" shall mean April 30, 2003.

            "B Term Note" shall have the meaning provided in Section 1.05(a).

            "Bank" shall mean each financial institution listed on Schedule I, as well as any institution which becomes a "Bank" hereunder pursuant to Section 13.04.

            "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including a Mandatory Borrowing) or to fund its portion of any unreimbursed payment under
Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under Section 1.01, in either case as a result of any takeover of such Bank by any regulatory authority or agency.

            "Bankruptcy Code" shall have the meaning provided in Section
10.05.

            "Banque Paribas" shall mean Banque Paribas, a French banking organization acting through its New York Branch.

            "Base Rate" shall mean the higher of (i) 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

            "Base Rate Loan" shall mean any Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrower Common Stock" shall have the meaning provided in
Section 7.14.

            "Borrower Refinanced Indebtedness" shall have the meaning provided in Section 5.06(b).

            "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments with respect to such Tranche (or from the Swingline Bank in the case of Swingline Loans) on a pro rata basis on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

            "Calculation Period" shall mean, with respect to any Permitted Transaction, the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of such Permitted Transaction.

            "Canadian Concentration Account" shall mean the separate account established and maintained by the Canadian Credit Parties with the Canadian Concentration Account Bank for the benefit of the Secured Creditors and in which the Collateral Agent has a security interest pursuant to the Canadian Concentration Account Consent Letter and the Canadian Security Agreements.

            "Canadian Concentration Account Bank" shall mean Canadian Imperial Bank of Commerce or such other bank that replaces Canadian Imperial Bank of Commerce as the Canadian Concentration Account Bank in accordance with the provisions of the Canadian Security Agreements.

            "Canadian Concentration Account Consent Letter" shall have the meaning provided in Section 8.18.

            "Canadian Credit Party" shall mean each Credit Party that is organized under the laws of Canada or any province thereof.

            "Canadian Pledge Agreements" shall have the meaning provided in
Section 5.07(b).

            "Canadian Security Agreements" shall have the meaning provided in
Section 5.08(b).

            "Canadian Security Documents" shall mean and include each Canadian Pledge Agreement and each Canadian Security Agreement.

            "CapEx TL Percentage" shall mean (i) at any time prior to the Capital Expenditure Loan Conversion Date, zero and (ii) thereafter, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate principal amount of all Capital Expenditure Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of all A Term Loans, B Term Loans and Capital Expenditure Loans outstanding at such time.

            "Capital Expenditure Commitment Percentage", with respect to any Bank, shall mean at any time, a fraction (expressed as a percentage), the numerator of which is the Capital Expenditure Loan Commitment of such Bank at such time and the denominator of which is the Total Capital Expenditure Loan Commitment at such time.

            "Capital Expenditure Loan" shall have the meaning provided in
Section 1.01(c).

            "Capital Expenditure Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Capital Expenditure Loan Commitment," as the same may be (x) reduced or terminated from time to time pursuant to Section 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.12 or 13.04.

            "Capital Expenditure Loan Conversion Date" shall mean the date which is the 24 month anniversary of the Initial Borrowing Date or such earlier date on which the Total Capital Expenditure Loan Commitment has been permanently reduced to zero pursuant to Section 3.02 or Section 10.

            "Capital Expenditure Loan Facility" shall mean the facility evidenced by the Total Capital Expenditure Loan Commitment.

            "Capital Expenditure Loan Maturity Date" shall mean April 30,
2002.

            "Capital Expenditure Note" shall have the meaning provided in
Section 1.05(a).

            "Capital Expenditures" shall have the meaning provided in Section 9.08.

            "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligations" of any Person shall mean all rental obligations under Capital Leases, in each case taken at the amount thereof accounted for as Indebtedness in accordance with generally accepted accounting principles.

            "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumental-ity thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank organized under the laws of the United States, any State thereof or the District of Columbia having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation ("S&P") or "A2" or the equivalent thereof from Moody's Investors Service, Inc. ("Moody's"), with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

            "Change in Control" means the occurrence of one or more of the following: (i) any Person, entity or "group" (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act) shall become the "beneficial owner" (as defined in Rules 13(d) and 13(d)-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 20% or more of any outstanding class of capital stock of the Borrower having ordinary voting power in the election of directors of the Borrower, (ii) the Borrower shall cease to own 100% of the outstanding shares of capital stock of each Subsidiary or (iii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors.

            "Claims" shall have the meaning provided in the definition of "Environmental Claims."

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purport to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Additional Collateral and all cash and Cash Equivalents delivered as collateral pursuant to this Agreement or any other Credit Document.

            "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

            "Collective Bargaining Agreements" shall have the meaning provided in Section 5.05.

            "Commitment" shall mean, with respect to each Bank, such Bank's A Term Loan Commitment, B Term Loan Commitment, Capital Expenditure Loan Commitment and Revolving Loan Commitment, if any.

            "Commitment Commission" shall have the meaning provided in
Section 3.01(a).

            "Concentration Account" shall mean and include the U.S. Concentration Account, the Canadian Concentration Account and any other separate account established and maintained by any Credit Party with any Concentration Account Bank for the benefit of the Secured Creditors and in which the Collateral Agent has a security interest pursuant to the relevant Additional Security Documents.

            "Concentration Account Bank" shall mean and include the U.S. Concentration Account Bank, the Canadian Concentration Account Bank and such other bank or financial institution that may become a "Concentration Account Bank" in accordance with the provisions of the Additional Security Documents.

            "Concentration Account Consent Letters" shall mean and include (i) the U.S. Concentration Account Consent Letter, (ii) the Canadian Concentration Account Consent Letter and (iii) any other letter substantially in the form of the U.S. Concentration Account Consent Letter entered into with a Concentration Account Bank in connection with the establishment of a new Concentration Account, with such changes, if any, as may be approved by the Collateral Agent, as the same may be modified, amended or supplemented from time to time in accordance with the terms thereof and hereof.

            "Consolidated Current Assets" shall mean the consolidated current assets of the Borrower and its Subsidiaries.

            "Consolidated Current Liabilities" shall mean the consolidated current liabilities of the Borrower and its Subsidiaries, but excluding the current portion of any long-term Indebtedness which would otherwise be included therein.

            "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income before interest income, Consolidated Interest Expense and provision for taxes and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets.

            "Consolidated EBITDA" for any period shall mean Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated Net Income for such period; provided that for purposes of determining compliance with Section 9.11 and for purposes of any determination of the Leverage Ratio pursuant to this Agreement (i.e., for purposes of calculating Consolidated Free Cash Flow used in any such determination), Consolidated EBITDA for the fiscal quarter ended January 31, 1998 (to the extent included in any period for which compliance is tested) shall be deemed to be $23,825,000.

            "Consolidated Free Cash Flow" shall, for any period, mean the remainder of Consolidated EBITDA less Net Tape Replacement Cash Expenditures; provided that (i) to the extent a determination of compliance is being made under Section 9.11 or any determination of the Leverage Ratio is being made pursuant to this Agreement, in either case for any period of less than four consecutive fiscal quarters, then the amount of Consolidated EBITDA and Net Tape Replacement Cash Expenditures to be used for the purpose of determining the amount of Consolidated Free Cash Flow and Net Tape Replacement Cash Expenditures for the period of determination shall be equal to the product of the amount of Consolidated EBITDA or Net Tape Replacement Cash Expenditures, as the case may be, for such period and a fraction, the numerator of which is 365 and the denominator of which is the number of days elapsed during such period and (ii) for purposes of determining compliance with Section 9 and for purposes of any determination of the Leverage Ratio, (x) all calculations of Consolidated Free Cash Flow acquired as a result of any Permitted Acquisition shall be made in accordance with clause (ii) of the definition of "Pro Forma Basis" and as long as such calculations are made in accordance with such clause (ii) then the Consolidated Free Cash Flow of such Person, business, division or product line for the period being tested by such covenants shall be included as Consolidated Free Cash Flow of the Borrower even though such Person, business, division or product line was acquired during such period.

            "Consolidated Indebtedness" shall mean, at any time, all Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis (excluding all Indebtedness of the type described in clause (vii) of the definition thereof, except to the extent amounts are owing with respect thereto upon the termination of the respective agreement constituting such Indebtedness) plus any original issue discount attributable to such Indebtedness.

            "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period

(calculated without regard to any limitations on the payment thereof) payable during such period in respect of all Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, for such period (including, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period); provided, however, for purposes of determining compliance with Sections 9.09 and 9.10, interest expense shall be determined by applying the rules set forth in clause
(i) of the definition of "Pro Forma Basis" with respect to all Indebtedness outstanding at the end of any Calculation Period and incurred during such Calculation Period in connection with any Permitted Transaction.

            "Consolidated Net Income" shall mean, for any period, net income of the Borrower and its Subsidiaries for such period determined on a consolidated basis (after provision for taxes); provided, however, that (i) the net income of any Subsidiary of the Borrower which is not a Wholly-Owned Subsidiary shall have its net income included in the Consolidated Net Income of the Borrower and its Subsidiaries only to the extent of the amount of cash dividends or distributions paid by such Subsidiary to the Borrower, (ii) the net income of any Subsidiary of the Borrower which is organized in any jurisdiction outside the United States, Canada or any State, province or territory thereof shall have its net income included in the Consolidated Net Income of the Borrower and its Subsidiaries only to the extent of the amount of cash dividends or distributions which may be repatriated to the Borrower or any Wholly-Owned Subsidiary of the Borrower organized in the United States, Canada or any State, province or territory thereof under the laws of the jurisdiction of organization of such Subsidiary without adverse consequences (e.g., without applicable withholding taxes) and (iii) to the extent Consolidated Net Income for any period would otherwise be reduced by the amount of the Transaction Fees and Expenses, such amounts shall be added back in determining Consolidated Net Income for such period.

            "Consolidated Net Worth" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with generally accepted accounting principles in the United States, constitutes stockholders' equity.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation should not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Directors" shall mean, with respect to the Borrower, the directors of the Borrower on the Initial Borrowing Date and each other director, if such other director's nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors.

            "Credit Documents" shall mean this Agreement, each Note, each Notice of Borrowing, each Notice of Conversion, each Letter of Credit, each Letter of Credit Request, each Guaranty, each Security Document and any letter agreements or other documents executed in connection with any of the above.

            "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

            "Credit Party" shall mean the Borrower and each of its Subsidiaries party to a Guaranty.

            "Debt Agreements" shall have the meaning provided in Section 5.05.

            "Debt Termination Documents" shall mean the documents required to be delivered pursuant to Sections 5.06(b) and (c).

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is then in effect.

            "Designated Moovies Stores" shall mean each of the video stores owned by Moovies and its Subsidiaries listed on Schedule XIV.

            "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders (including, without limitation, its preferred stockholders) or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders in their capacity as stockholders, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all cash payments made or required to be made by such Person with respect to any stock appreciation rights, equity incentive plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "Documents" shall mean the Credit Documents, the Merger Documents and the Debt Termination Documents.

            "Dollar Equivalent" of an amount denominated in a currency other than Dollars (the "Other Currency") shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of the Other Currency involved in such computation at the spot exchange rate therefor as quoted by the Agent or The Chase Manhattan Bank as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Drawing" shall have the meaning provided in Section 2.05(b).

            "Effective Date" shall have the meaning provided in Section 13.10.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act) other than individuals, or a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

            "Employee Benefit Plans" shall have the meaning provided in Section 5.05.

            "Employment Agreements" shall have the meaning provided in Section 5.05.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any violation of, or liability under, any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental

Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" shall mean any applicable Federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, policy and rule of common law now or hereafter in effect (including, without limitation, the EPA regulations on asbestos abatement and removal) and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative or binding order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 7401 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any applicable state, provincial and local or foreign counterparts or equivalents.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

            "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Event of Default" shall have the meaning provided in Section 10.

            "Excess Cash Flow" shall mean, for any period, the remainder of (i) the sum of (a) Adjusted Consolidated Net Income for such period, and (b) the decrease, if any, in Adjusted Working Capital from the first day to the last day of such period, minus (ii) the sum of (a) the amount of cash Capital Expenditures (to the extent not financed with Indebtedness but not in excess of the amounts permitted pursuant to Section 9.08) made by the Borrower and its Subsidiaries on a consolidated basis during such period, (b) the amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than repayments of Loans); provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were applied to Scheduled Repayments required to be made during such period, were made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, a voluntary prepayment of Swingline Loans or a voluntary prepayment of Capital Expenditure Loans prior to the Capital Expenditure Loan Conversion Date, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment or to the Total Capital Expenditure Loan Commitment, as the case may be) during such period, and (c) the increase, if any, in Adjusted Working Capital from the first day to the last day of such period. In making the foregoing determinations under clause (i)(b) or (ii)(c) of the immediately preceding sentence, the amount of the Adjusted Working Capital acquired as a result of each Permitted Acquisition which occurred during the respective period for which Excess Cash Flow is being determined shall have been deemed to have been acquired on the first day of such period.

            "Excess Cash Flow Payment Period" shall mean (a) the Excess Cash Flow Stub Payment Period to the extent same equals or exceeds one fiscal quarter in duration and (b) each fiscal year occurring after the Excess Cash Flow Stub Payment Period.

            "Excess Cash Flow Stub Payment Period" shall mean the period commencing on the first day of the first fiscal quarter of the Borrower ended after the Capital Expenditure Loan Conversion Date and ending on the last day of the fiscal year in which the Capital Expenditure Loan Conversion Date occurs.

            "Existing Borrower Credit Agreement" shall mean the Credit Agreement, dated as of February 11, 1997, among the Borrower, the financial institutions from time to time party thereto and Bank of America, as Agent, as in effect on the Effective Date.

            "Existing Moovies Credit Agreement" shall mean the Credit Agreement, dated as of March 14, 1997, among the Borrower, the financial institutions from time to time party thereto and Banque Paribas, as Agent, as in effect on the Effective Date.

            "Existing Indebtedness" shall have the meaning provided in
Section 7.22.

            "Facing Fee" shall have the meaning provided in Section 3.01(b).

            "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

            "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

            "Fixed Charge Coverage Ratio" for any period shall mean the ratio of
(x) the remainder of (i) Consolidated Free Cash Flow less (ii) the amount of all cash Maintenance Capital Expenditures by the Borrower or any of its Subsidiaries for such period to (y) Fixed Charges for such period.

            "Fixed Charges" for any period shall mean the sum of (i) Consolidated Interest Expense for such period, (ii) the aggregate principal amount of all repayments and, without duplication, scheduled repayments of Indebtedness (including the principal portion of rentals under Capitalized Lease Obligations but excluding repayment of Revolving Loans not accompanied by a permanent reduction to the Total Revolving Loan Commitment and excluding repayments of Capital Expenditure Loans prior to the Capital Expenditure Loan Conversion Date not accompanied by a permanent reduction to the Total Capital Expenditure Loan Commitment) and (iii) taxes paid by the Borrower and its Subsidiaries for such period (including taxes paid during such period by the Person or business, division or product line acquired by the Borrower or any of its Subsidiaries pursuant to a Permitted Acquisition during such period; provided, however, the amount of such taxes included as a Fixed Charge shall be audited or otherwise acceptable to the Agent).

            "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Franchisee Acquisition" shall have the meaning provided in Section 7.08(c).

            "Guaranties" shall mean and include the Subsidiaries Guaranty and each other guaranty executed by a Subsidiary of the Borrower pursuant to Section 8.15(c) or 9.19.

            "Guarantor" shall mean each Subsidiary of the Borrower.

            "Hazardous Materials" means (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under applicable Environmental Law. Excluded from this definition shall be Hazardous Materials in limited quantities used and stored in compliance with all applicable Environmental Laws and required in connection with the normal operation and maintenance of any Real Property.

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services other than trade payables and accrued expenses arising in the ordinary course of business, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection or Other Hedging Agreement or under any similar type of agreement and
(viii) deficiency payments owing to sellers receiving Borrower Common Stock in connection with acquisitions by the Borrower pursuant to the terms of the documentation governing such acquisitions as a result of declines in the market price of Borrower Common Stock, to the extent the aggregate amount of such deficiency payments exceeds $1,500,000.

            "Indemnified Matters" shall have the meaning provided in Section 13.01.

            "Indemnitees" shall have the meaning provided in Section 13.01.

            "Initial Borrowing Date" shall mean the date on which the initial Credit Event occurs.

            "Initial Compliance Date" shall mean the date of the delivery by the Borrower to the Agent of the first quarterly compliance certificate pursuant to
Section 8.01(f), demonstrating that the Leverage Ratio at the end of the fiscal quarter for which such certificate was delivered was less than or equal to 2.50:1.00.

            "Intellectual Property" shall have the meaning provided in Section 7.21.

            "Intellectual Property Subsidiary" shall mean a Wholly-Owned Subsidiary of the Borrower formed after the Initial Borrowing Date and in accordance with the requirements of Section 9.19 for the purpose of holding the intellectual property of the Borrower and its Subsidiaries.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period" shall have the meaning provided in Section
1.09.

            "Interest Rate Protection or Other Hedging Agreements" shall have the meaning provided in the Security Documents.

            "Issuing Bank" shall mean Banque Paribas and any Bank which at the request of the Borrower agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Issuing Bank on the Initial Borrowing Date is Banque Paribas.

            "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business with respect to workers compensation, surety bonds and other similar statutory obligations and security deposits for landlords and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

            "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

            "Leverage Ratio" shall mean, as at any date of determination, the ratio of Consolidated Indebtedness at such time to Consolidated Free Cash Flow for the Test Period then most recently ended.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall mean each A Term Loan, each B Term Loan, each Revolving Loan, each Capital Expenditure Loan and each Swingline Loan.

            "Maintenance Capital Expenditures" shall mean Capital Expenditures made by the Borrower or any of its Subsidiaries to the extent not constituting a Permitted Capital Expenditure Transaction.

            "Management Agreements" shall have the meaning provided in Section 5.05.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(f).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Contracts" shall have the meaning provided in Section
5.05.

            "Maturity Date", with respect to any Tranche of Loans, shall mean the A Term Loan Maturity Date, the B Term Loan Maturity Date, the Capital Expenditure Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

            "Maximum Store Investment Amount" shall mean, as at any determination thereof, the amount obtained by dividing (x) the total amount expended by the Borrower and its Subsidiaries to effect Permitted Capital Expenditure Transactions (other than Moovies Store Conversions and Permitted Capital Expenditure Transactions of the type described in clause (II) of the definition thereof) by (y) the number of new video stores in respect of which such Permitted Capital Expenditure Transactions have been made since the Effective Date at such time of determination.

            "Maximum Swingline Amount" shall mean $1,000,000.

            "Maximum Weekly Hold Amount" shall mean, as at the close of business on the last Business Day of any week, an amount of cash equal to the product of
(x) $3,000 multiplied by (y) the number of stores of the Borrower and its Subsidiaries at such time.

            "Merger" shall mean the merger of Merger Sub with and into Moovies pursuant to, and in accordance with the terms of, the Merger Documents, with Moovies being the surviving corporation of such merger and, as a result thereof, a Wholly-Owned Subsidiary of the Borrower.

            "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of July 9, 1997 and amended as of October 27, 1997, between Moovies, the Borrower and Merger Sub, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

            "Merger Documents" shall mean the Merger Agreement and all other documents entered into or delivered in connection with the Merger, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Merger Sub" shall mean VUI Merger Corp., a Delaware corporation and immediately prior to the consummation of the Merger, a Wholly-Owned Subsidiary of the Borrower.

            "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans (excluding Swingline Loans maintained as Base Rate Loans), $1,000,000, (ii) for Eurodollar Loans, $2,000,000 and (iii) for Swingline Loans, $100,000.

            "Minimum Weekly Sweep Amount" shall mean, as at the close of business on the last Business Day of any week, an amount of cash equal to the remainder of (x) the amount of cash and Cash Equivalents of the Borrower and its Subsidiaries (determined on a Dollar Equivalent basis) not held in a Concentration Account at such time less (y) the Maximum Weekly Hold Amount.

            "Moovies" shall mean Moovies, Inc., a Delaware corporation.

            "Moovies Refinanced Indebtedness" shall have the meaning provided in Section 5.06(b).

            "Moovies Seller Note" shall mean the 6.25% Seller Subordinated Note due 1999 issued by the Borrower in favor of Movie Warehouse, Inc. and Moovie Warehouse Cambridge Park, Inc. in the aggregate principal amount of $2,000,000, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

            "Moovies Store Conversions" shall have the meaning provided in
Section 7.08(c).

            "NAIC" shall have the meaning provided in Section 1.10(c).

            "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale, net of reasonable transaction costs (including, without limitation, attorneys' fees), the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes which will be payable by the Borrower's consolidated group as a result of such sale.

            "Net Tape Replacement Cash Expenditures" for any period shall mean the amount of net expenditures made by the Borrower or any of its Subsidiaries to purchase videocassette and other rental inventory during such period, except to the extent that such purchases constitute Permitted Capital Expenditure Transactions; provided that for purposes of determining compliance with Section
9.11 and for purposes of any determination of the Leverage Ratio pursuant to this Agreement, Net Tape Replacement Cash Expenditures for the fiscal quarter ended January 31, 1998 (to the extent included in any period for which compliance is tested) shall be deemed to be $16,380,000.

            "New Leased Store Developments" shall have the meaning provided in
Section 7.08(c).

            "New Leased Stores" shall mean the video stores slated for development by the Borrower and its Subsidiaries as of the Initial Borrowing Date and set forth on Schedule XIII.

            "Note" shall mean each A Term Note, each B Term Note, each Capital Expenditure Note, each Revolving Note and the Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Agent located at 787 Seventh Avenue, New York, New York 10019, Attention: Loan Operations, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

            "Obligations" shall mean all amounts owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Participant" shall have the meaning provided in Section 2.04(a).

            "Payment Office" shall mean the office of the Agent located at 787 Seventh Avenue, New York, New York 10019, Attention: Donald Ercole, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

            "Permitted Acquisition" shall mean the acquisition by the Borrower or any of its Subsidiaries of assets constituting all or substantially all of a business, business unit, division or product line of any Person not already a Subsidiary of the Borrower or 100% of the capital stock of any such Person, although any such acquisition shall only be a Permitted Acquisition so long as
(A) the consideration therefor consists solely of the proceeds of Capital Expenditure Loans, issuances of Borrower Common Stock, Seller Preferred Stock, Permitted Seller Notes, Permitted Earn-Out Debt and the assumption of Capitalized Lease Obligations; (B) the assets acquired, or the business of the Person whose stock is acquired, shall be in a Permitted Business; (C) those acquisitions that are structured as asset acquisitions shall be consummated by the Borrower or through a new Subsidiary formed by the Borrower to effect such acquisition, which new Subsidiary shall be a Wholly-Owned Subsidiary of the Borrower organized under the laws of the United States, Canada, any Latin American country or any state, province or territory thereof; (D) those acquisitions that are structured as stock acquisitions shall be effected through a purchase of 100% of the capital stock of such Person by the Borrower or through a merger between such Person and a newly-formed direct Wholly-Owned Subsidiary of the Borrower or through a merger of such Person and the Borrower, as the case may be, so that after giving effect to such merger 100% of the capital stock of the surviving corporation of such merger is owned by the Borrower or such Person has merged with and into the Borrower, with the Borrower as the surviving corporation of such merger, as the case may be; and (E) the assets acquired shall be located in, or the Person whose stock is acquired shall be organized under the laws of, the United States, Canada, any Latin American country or any state, province or territory thereof. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition shall be a Permitted Acquisition only if all requirements of Section 8.15 with respect to Permitted Acquisitions are met with respect thereto.

            "Permitted Acquisition Notice" shall have the meaning provided in
Section 8.15(a).

            "Permitted Asset Sales" shall mean and include (i) sales of inventory in the ordinary course of business, (ii) sales of furniture, fixtures and equipment in the ordinary course of business to the extent the net cash proceeds therefrom do not exceed $250,000 in the aggregate, (iii) sales of motor vehicles permitted by Section 9.02(viii), (iv) the sale of that certain Real Property of Moovies located on Sonia Drive, Greenville, South Carolina to the extent the Net Sale Proceeds therefrom do not exceed $600,000 and (v) other sales of assets of Moovies and its Subsidiaries (excluding sales of inventory in the ordinary course of business) to the extent the Net Sale Proceeds resulting therefrom do not exceed $400,000.

            "Permitted Business" shall mean (i) the business of owning, operating, developing and acquiring video specialty stores for the (a) rental and sale of videos, video games and other rental inventory, (b) rental of videocassette players and video game equipment; and (c) sale of video accessories, video cleaning equipment and confectionery items in connection with the conduct of the business described in clauses (a) and (b) above; (ii) the licensing and franchising of rights to conduct the businesses referred to in clause (i) above; and (iii) any business related to the foregoing activities involving filmed entertainment.

            "Permitted Capital Expenditure Transaction" shall mean (I) Capital Expenditures made by the Borrower or any of its Subsidiaries to (i) effect New Leased Store Developments and Moovies Store Conversions, (ii) effect tenant improvements to video stores leased but not yet fully operational and (iii) acquire initial videocassette and other rental inventory and merchandise inventory in connection with the opening of a new video store and (II) the entering into by the Borrower or any of its Subsidiaries of any commitment to build-out or lease space for any new video specialty store after the Effective Date (excluding any new lease commitment entered into in connection with a relocation of an existing video store in the ordinary course of business to the extent (and only to the extent) that, at the time of such new lease commitment, no more than five new lease commitments are then in effect in respect of which the related leases for existing video stores subject to relocation have not been terminated). Notwithstanding the foregoing, a Capital Expenditure shall only be a Permitted Capital Expenditure Transaction if all requirements of Section 9.08 are met with respect thereto and the consideration for such Permitted Capital Expenditure Transaction consists solely of proceeds from Capital Expenditure Loans.

            "Permitted Earn-Out Debt" shall mean Indebtedness of the Borrower incurred in connection with a Permitted Acquisition and in accordance with
Section 8.15, which Indebtedness is not secured by any assets of the Borrower or any of its Subsidiaries (including, without limitation, the assets so acquired) and is only payable by the Borrower upon the passage of time (e.g., non-compete payments) or in the event certain future performance goals are achieved with respect to the assets acquired; provided that such Indebtedness shall only constitute Permitted Earn-Out Debt to the extent the terms of such Indebtedness expressly limit the maximum potential liability of the Borrower with respect thereto, no amounts shall be payable with respect thereto if there exists at the time of payment (or would exist after giving effect thereto) a Default or Event of Default and all such other terms shall be in form and substance satisfactory to the Agent.

            "Permitted Equity Issuances" shall mean (i) issuances of Borrower Common Stock or Seller Preferred Stock by the Borrower as consideration paid in connection with Permitted Acquisitions, but only to the extent permitted pursuant to Section 8.15 and (ii) any sale or issuance of Borrower Common Stock to employees, officers, directors or underwriters of the Borrower in connection with the exercise of options and warrants by such persons to the extent the amount of proceeds received by the Borrower therefrom does not exceed $250,000 in any fiscal year of the Borrower.

            "Permitted Liens" shall have the meaning provided in Section
9.01.

            "Permitted Seller Notes" shall mean notes issued by the Borrower to sellers of stock or assets in a Permitted Acquisition and issued in accordance with Section 8.15, which notes may be senior but shall be unsecured and unguaranteed, and shall otherwise be in form and substance satisfactory to the Agent.

            "Permitted Transaction" shall mean and include any Permitted Acquisition and any Permitted Capital Expenditure Transaction.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any pension plan, as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement Collateral" shall mean all capital stock, promissory notes and other collateral required to be pledged pursuant to the Pledge Agreements.

            "Pledge Agreements" shall mean and include the U.S. Pledge Agreement and each Canadian Pledge Agreement.

            "Pledged Securities" shall have the meaning assigned that term in the U.S. Pledge Agreement.

            "Pledgee" shall have the meaning provided in the respective Pledge Agreement.

            "PPSA" shall mean the Personal Property Security Act (Ontario) and the personal property security acts of each other Canadian province.

            "Prime Lending Rate" shall mean the rate which The Chase Manhattan Bank announces from time to time as its prime commercial lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Banque Paribas or The Chase Manhattan Bank, who may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Pro Forma Basis" shall mean, with respect to any Permitted Transaction the calculation of the consolidated results of the Borrower and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Permitted Transaction (and all other Permitted Transactions consummated during the respective Calculation Period or thereafter and prior to the date of determination pursuant to Section 8.15 or other applicable provision of this Agreement) had been effected on the first day of the respective Calculation Period; provided that all calculations shall take into account the following assumptions:

             (i) if any Indebtedness is incurred pursuant to the respective Permitted Transaction (or was incurred in any other Permitted Transaction which occurred during the relevant Calculation Period or thereafter and prior to the date of determination) then all such Indebtedness shall be deemed to have been outstanding from the first day of the respective Calculation Period (and the interest expense associated with such Indebtedness, shall be determined at the actual rates applicable thereto or which would have been applicable had such debt been outstanding for the whole such period and shall be included in determining Consolidated Interest Expense on such Pro Forma Basis) and all Indebtedness that was outstanding during the Calculation Period or thereafter and prior to the date of the Permitted Transaction but not outstanding on the date of the Permitted Transaction shall be deemed to have been repaid in full on the first day of the Calculation Period;

             (ii) with respect to Permitted Acquisitions only, all calculations of Consolidated EBITDA and Consolidated Free Cash Flow (without duplication) (and the other components of the definition of Consolidated EBITDA or Consolidated Free Cash Flow, as the case may be, included therein) shall include only the Consolidated EBITDA or Consolidated Free Cash Flow, as the case may be, of the Borrower and its Subsidiaries (and the other components of the definition of Consolidated EBITDA or Consolidated Free Cash Flow, as the case may be, included therein) during the relevant Calculation Period and shall not include any Consolidated EBITDA or Consolidated Free Cash Flow (or other components) of the Person or business, division or product line being acquired pursuant to the Permitted Acquisition unless either (x) such Consolidated EBITDA or Consolidated Free Cash Flow, as the case may be, of the Person or business, division or product line being acquired has been audited for the entire Calculation Period by any of the "big six" accounting firms or (y) in the case of calculations based on unaudited financial statements, the Agent shall be reasonably satisfied with the amounts of Consolidated EBITDA or Consolidated Free Cash Flow, as the case may be, (and the other components) of such Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition; and

            (iii) if all or any portion of the respective Calculation Period occurs before February 1, 1998, then compliance with Sections 9.09 through 9.14, inclusive, on a Pro Forma Basis, shall only be required to be established for the period beginning on February 1, 1998 (or, in the case of any determination of compliance with Section 9.11, November 1, 1997) and ending on the last day of the respective Calculation Period; provided, that to the extent a financial covenant calculation compares a balance sheet item to an income statement item, all calculations relating to the financial results of the Person or business, division or product line being acquired pursuant to the Permitted Acquisition shall, to the extent that such results relate to income statement items, be multiplied by a fraction (x) the numerator of which shall be the number of days from February 1, 1998 (or, in the case of any determination of compliance with Section 9.11, November 1, 1997) to the end of the Calculation Period and
      (y) the denominator of which shall be the number of days in the Calculation Period without giving effect to this clause which provides that the Calculation Period commences on February 1, 1998 (or, November 1, 1997, as the case may be) (and is therefore less than four fiscal quarters).

            "Projections" shall have the meaning provided in Section 5.16(b).

            "Quarterly Payment Date" shall mean the last Business Day of each January, April, July and October of each calendar year.

            "Quoted Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Agent for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Agent for which an interest rate is then being determined with maturities comparable to the Interest Period applicable to such Eurodollar Loan determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Recovery Event" shall mean the receipt by the Borrower or any Subsidiary of the Borrower of any cash insurance proceeds from key-man life insurance or liability insurance or insurance payable by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Borrower or any Subsidiary of the Borrower (including, without limitation, business interruption insurance).

            "Refinanced Indebtedness" shall have the meaning provided in Section 5.06(b).

            "Register" shall have its meaning provided in Section 8.16.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

            "Replaced Bank" shall have the meaning provided in Section 1.12.

            "Replacement Bank" shall have the meaning provided in Section 1.12.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

            "Required Banks" shall mean Banks the sum of whose outstanding A Term Loans, B Term Loans, Capital Expenditure Loan Commitments (or after the termination thereof, the sum of outstanding Capital Expenditure Loans), Revolving Loan Commitments (or after the termination thereof, the sum of outstanding Revolving Loans, outstanding Swingline Loans and Letter of Credit Outstandings), represent an amount greater than 50% of the sum of all outstanding A Term Loans, B Term Loans, the Total Capital Expenditure Loan Commitment (or after the termination thereof, the sum of the then total outstanding Capital Expenditure Loans) and the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans, outstanding Swingline Loans and Letter of Credit Outstandings).

            "Required A Term Facility Banks" shall mean Banks the sum of whose outstanding A Term Loans represent an amount greater than 50% of all outstanding A Term Loans made by all Banks.

            "Required B Term Facility Banks" shall mean Banks the sum of whose outstanding B Term Loans represent an amount greater than 50% of all outstanding B Term Loans made by all Banks.

            "Required Capital Expenditure Facility Banks" shall mean Banks the sum of whose Capital Expenditure Loan Commitments (or after the termination thereof, the sum of whose Capital Expenditure Loans) represent an amount greater than 50% of the Total Capital Expenditure Loan Commitment (or, after the termination thereof, the sum of the then total outstanding Capital Expenditure Loans made by all Banks).

            "Returns" shall have the meaning provided in Section 7.09.

            "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name on Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced or terminated from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or
(y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.12 or 13.04.

            "Revolving Loans" shall have the meaning provided in Section
1.01(d).

            "Revolving Loan Maturity Date" shall mean April 30, 2002.

            "Revolving Note" shall have the meaning provided in Section 1.05(a).

            "Scheduled A Term Loan Repayment" shall have the meaning provided in
Section 4.02(A)(b).

            "Scheduled B Term Loan Repayment" shall have the meaning provided in
Section 4.02(A)(c).

            "Scheduled Capital Expenditure Loan Repayment" shall have the meaning provided in Section 4.02(A)(d).

            "Scheduled Repayment" shall have the meaning provided in Section 4.02(A)(d).

            "SEC" shall have the meaning provided in Section 8.01(h).

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

            "Secured Creditors" shall mean (x) the Banks, the Agent, the Collateral Agent and (y) any Bank which on the date hereof is, or subsequently becomes, party to any Interest Rate Protection or Other Hedging Agreement.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Security Agreements" shall mean and include the U.S. Security Agreement and each Canadian Security Agreement.

            "Security Agreement Collateral" shall mean all of the collateral required to be pledged pursuant to the respective Security Agreements.

            "Security Documents" shall mean the Pledge Agreements, the Security Agreements, each Concentration Account Consent Letter and each Additional Security Document.

            "Seller Preferred Stock" shall mean perpetual preferred stock issued by the Borrower which preferred stock has no mandatory redemption, sinking fund or similar requirements, pays no cash dividends, has no covenants or voting rights and is otherwise acceptable in all respects to the Agent.

            "Shareholders' Agreements" shall have the meaning provided in
Section 5.05.

            "Specified Default" shall mean any Default under Section 10.01 or 10.05.

            "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder at such time (in each case determined without regard to whether any conditions to drawing could then be met).

            "Subsidiaries Guaranty" shall have the meaning provided in Section 5.09.

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "Supermajority Banks" shall mean Banks the sum of whose outstanding A Term Loans, B Term Loans, Capital Expenditure Loan Commitments (or after the termination thereof, the sum of outstanding Capital Expenditure Loans), Revolving Loan Commitments (or after the termination thereof, the sum of outstanding Revolving Loans, outstanding Swingline Loans and Letter of Credit Outstandings), represent an amount greater than 66-2/3% of the sum of all outstanding A Term Loans, B Term Loans, the Total Capital Expenditure Loan Commitment (or after the termination thereof, the sum of the then total outstanding Capital Expenditure Loans) and the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans, outstanding Swingline Loans and Letter of Credit Outstandings).

            "Swingline Bank" shall mean Banque Paribas, in its capacity as the lender of Swingline Loans.

            "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

            "Swingline Loans" shall have the meaning provided in Section
1.01(e).

            "Swingline Note" shall have the meaning provided in Section 1.05(a).

            "Syndication Termination Date" shall mean the earlier of (x) 30 days after the Initial Borrowing Date or (y) the date on which the Agent, in its sole discretion, determines (and notifies the Borrower) that the primary syndication (and the resultant addition of institutions as Banks pursuant to Section 13.04) has been completed.

            "Tax Sharing Agreements" shall have the meaning provided in Section 5.05.

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Term Loan" shall mean each A Term Loan and each B Term Loan.

            "Term Loan Commitment" shall mean, with respect to each Bank, the sum of the A Term Loan Commitment and the B Term Loan Commitment of such Bank at such time.

            "Test Period" shall mean (i) for any determination of the Leverage Ratio made on or prior to October 31, 1998, the period (taken as one accounting period) from November 1, 1997 to the last day of the fiscal quarter then ending or then last ended and (ii) for any determination made thereafter, the period of four consecutive fiscal quarters (taken as one accounting period) then last ended.

            "Total A Term Loan Commitment" shall mean, at any time, the sum of the A Term Loan Commitments of each of the Banks.

            "Total Available Capital Expenditure Loan Commitment" shall mean (i) at any time prior to the Initial Compliance Date, the lesser of (x) $15,000,000 and (y) the Total Capital Expenditure Loan Commitment and (ii) thereafter, the Total Capital Expenditure Loan Commitment.

            "Total Available Revolving Loan Commitment" shall mean (i) at any time prior to the Initial Compliance Date, the lesser of (x) $5,000,000 and (y) the Total Revolving Loan Commitment and (ii) thereafter, the Total Revolving Loan Commitment.

            "Total B Term Loan Commitment" shall mean, at any time, the sum of the B Term Loan Commitments of each of the Banks.

            "Total Capital Expenditure Loan Commitment" shall mean, at any time, the sum of the Capital Expenditure Loan Commitments of each of the Banks.

            "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

            "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

            "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of each of the Banks.

            "Total Unutilized Capital Expenditure Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Capital Expenditure Loan Commitment less (y) the aggregate principal amount of Capital Expenditure Loans then outstanding.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding and the then aggregate amount of Letter of Credit Outstandings.

            "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being five separate Tranches, i.e., A Term Loans, B Term Loans, Capital Expenditure Loans, Revolving Loans and Swingline Loans.

            "Transaction" shall mean collectively, (i) the incurrence of Loans hereunder on the Initial Borrowing Date, (ii) the consummation of the Merger,
(iii) the repayment of all Refinanced Indebtedness, together with all accrued interest, premiums, fees, commissions and expenses owing in connection therewith, and the termination of all commitments thereunder and (iv) the payment of the Transaction Fees and Expenses in connection therewith.

            "Transaction Fees and Expenses" shall mean all fees and expenses incurred in connection with and arising out of the Transaction and the transactions contemplated thereby and hereby; provided, however, that the aggregate amount of such fees and expenses shall not exceed $6,500,000 in the aggregate.

            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the fair market value of the assets allocable thereto.

            "United States" and "U.S." shall each mean the United States of America.

            "Unpaid Drawing" shall have the meaning provided for in Section 2.05(a).

            "Unutilized Capital Expenditure Loan Commitment" for any Bank, at any time, shall mean the Capital Expenditure Loan Commitment of such Bank at such time less the aggregate principal amount of Capital Expenditure Loans made by such Bank and then outstanding.

            "Unutilized Revolving Loan Commitment" for any Bank, at any time, shall mean the Revolving Loan Commitment of such Bank at such time less the sum of (i) the aggregate principal amount of Revolving Loans made by such Bank and then outstanding and (ii) such Bank's Percentage of the Letter of Credit Outstandings.

            "U.S. Concentration Account" shall mean the separate account established and maintained by the Borrower and each of the other U.S. Credit Parties with the U.S. Concentration Account Bank for the benefit of the Secured Creditors and in which the Collateral Agent has a security interest pursuant to the U.S. Concentration Account Consent Letter and the U.S. Security Agreement.

            "U.S. Concentration Account Bank" shall mean Bank of America National Trust and Savings or Carolina First Bank or such other bank that replaces either such bank as the U.S. Concentration Account Bank in accordance with the provisions of the U.S. Security Agreement.

            "U.S. Concentration Account Consent Letter" shall have the meaning provided in Section 8.18.

            "U.S. Credit Party" shall mean each Credit Party organized under the laws of the United States or any state or territory thereof.

            "U.S. Pledge Agreement" shall have the meaning provided in Section 5.07(a).

            "U.S. Security Agreement" shall have the meaning provided in Section 5.08(a).

            "Warehouse Leasehold" shall mean the Leasehold of the Borrower in respect of the building located at [____________], St. Paul, Minnesota.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            Section 12.  The Agent.

            12.01 Appointment. The Banks hereby designate Banque Paribas as Agent (for purposes of this Section 12, the term "Agent" shall include Banque Paribas in its capacity as Collateral Agent or Pledgee pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

            12.02 Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein.

            12.03 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the participation in Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans, the participation in the Letters of Credit or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            12.04 Certain Rights of the Agent. If the Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

            12.05 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

            12.06 Indemnification. (a) To the extent the Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

            (b) The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

            12.07 The Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of

Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and may purchase, receive and/or hold equity interests in the Borrower or any other Credit Party without having to account for the same to the Banks and otherwise without having to account for the same to the Banks.

            12.08 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.09 Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that any Bank is deemed to be acceptable to the Borrower).

            (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

            (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.


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            Section 13.  Miscellaneous.


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            13.01 Payment of Expenses, etc. The Borrower, agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent in connection with its syndication efforts with respect to this Agreement (including, without limitation, the reasonable fees and disbursements of White & Case LLP) and of the Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless the Agent and each Bank, and each of their respective officers, directors, employees, representatives, attorneys and agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or assessed against the Indemnitees directly or indirectly based on, or arising or resulting from, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not the Agent, the Collateral Agent or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Agent, the Collateral Agent, any Bank, the Borrower or any third person or otherwise) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents; or (b) the actual or alleged generation, presence or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries; or (c) any Environmental Claim relating to the Borrower or any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries; or (d) the exercise of the rights of the Agent and of any Bank under any of the provisions of this Agreement or any other Credit Document or any Letter of Credit or any Loans hereunder; or (e) the consummation of any transaction contemplated herein (including, without limitation, the Transaction) or in any other Credit Document (the "Indemnified Matters") regardless of when such Indemnified Matter arises, but excluding any such Indemnified Matter based on the gross negligence or willful misconduct of any Indemnitee.


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
            13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of each Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at its address specified opposite its signature below; if to any Bank, at its address specified opposite its name below; and if to the Agent, at its Notice Office; or, as to any Credit Party or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, facsimiled, or cabled or sent by overnight courier, be effective 3 Business Days after deposited in the mails, certified, return receipt requested, when delivered to the telegraph company, cable company or one day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device.

            13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks; and provided further, that although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder; and provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the Commitments in which such participant is participating over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or a mandatory repayment of Loans shall not constitute a change in the terms of any Commitment, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

            (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) (A) pledge its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank or (B) assign all or a portion of its Loans or Commitments and related outstanding Obligations hereunder to its parent company, principal office and/or any affiliate of such Bank or one or more other Banks or, in the case of a Bank that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Bank or by an affiliate of such investment advisor or (y) assign all or a portion equal to at least $5,000,000, of such Loans or Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an assignment and assumption agreement substantially in the form of Exhibit K (appropriately completed); provided that: (i) at such time Schedule I shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks; (ii) new Notes will be issued to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 to the extent needed to reflect the revised Commitments; (iii) the consent of the Agent shall be required in connection with any assignment; and (iv) the Agent shall receive at the time of each such assignment, from the assigning Bank, the payment of a non-refundable assignment fee of $3,000. To the extent of any assignment pursuant to this
Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. No transfer or assignment under this Section 13.04(b) will be effective until recorded by the Agent on the Register pursuant to Section 8.16. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for


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
Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Agent, the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) required by Section 4.04(b).

            13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between a Borrower or any other Credit Party and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

            13.06 Payments Pro Rata. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            13.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided


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
herein, all computations of Excess Cash Flow and all computations determining compliance with Sections 9.08 through 9.14, inclusive, including the definitions used therein, shall otherwise utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower for the fiscal year ended April 30, 1997 delivered to the Banks pursuant to Section 7.05(a).

            (b) For purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 8 and/or 9 (excluding Sections 9.09 through 9.14, inclusive), any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the Dollar Equivalent of the respective such amounts as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding or made at any time and it is expressed in terms of Dollars, all amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the Dollar Equivalent of the respective such amounts as in effect on the date any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding or made at any time).


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
            (c) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

            13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN THE CANADIAN SECURITY DOCUMENTS) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

            (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS

ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

            13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written or facsimile transmission notice (actually received) in accordance with Section
13.03 at such office that the same has been signed and mailed to it.

            13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks; provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (with Obligations of the respective types being directly affected thereby): (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or a mandatory prepayment of Loans shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank); (ii) release all or substantially all of the Collateral (except as expressly provided in the respective Credit Document); (iii) amend, modify or waive any provision of this Section 13.12; (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans, Capital Expenditure Loans, Capital Expenditure Loan Commitments and Revolving Loan Commitments are included on the Effective Date); or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall: (o) without the consent of the Supermajority Banks, amend or modify the definition of Initial Compliance Date to increase the Leverage Ratio specified therein or waive compliance with the Initial Compliance Date; or
(p) increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or of a mandatory prepayment of Loans shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank) without the consent of such Bank; or (q) without the consent of the Swingline Bank, amend, modify or waive any provision relating to the rights or obligations of the Swingline Bank or with respect to Swingline Loans (including, without limitation, the obligations of the other Banks with Revolving Loan Commitments to fund Mandatory Borrowings); or (r) without the consent of any Issuing Bank affected thereby, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit; or (s) without the consent of the Agent, amend, modify or waive any provision of Section 12 or any other provision relating to the rights or obligations of the Agent; or (t) without the consent of the Collateral Agent, amend, modify or waive any provision of Section 12 or any other provision relating to the rights or obligations of the Collateral Agent; or (u) without the consent of the Required A Term Facility Banks (A) amend, modify or waive (I) Sections 4.01(v), 4.01(vi), 4.02(B)(a)(i) or the definitions of A TL Percentage, B TL Percentage or CapEx TL Percentage to the extent that, in any such case, such amendment, modification or waiver would alter the application of prepayments or repayments as between A Term Loans, B Term Loans and Capital Expenditure Loans in a manner adverse to the A Term Loans or (II) the definition of Required A Term Facility Banks; or (v) without the consent of each Bank with outstanding A Term Loans, amend, modify, waive or defer any Scheduled A Term Loan Repayment; or (w) without the consent of the Required B Term Facility Banks
(A) amend, modify or waive (I) Sections 4.01(v), 4.01(vi), 4.02(B)(a)(i) or the definitions of A TL Percentage, B TL Percentage or CapEx TL Percentage to the extent that, in any such case, such amendment, modification or waiver would alter the application of prepayments or repayments as between A Term Loans, B Term Loans and Capital Expenditure Loans in a manner adverse to the B Term Loans or (II) the definition of Required B Term Facility Banks; or (x) without the consent of each Bank with outstanding


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
B Term Loans, amend, modify, waive or defer any Scheduled B Term Loan Repayment; or (y) without the consent of the Required Capital Expenditure Facility Banks
(A) amend, modify or waive (I) Section 4.01(v), 4.01(vi), 4.02(B)(a)(i) or the definitions of Term TL Percentage, B TL Percentage or CapEx TL Percentage to the extent that, in any such case, such amendment, modification or waiver would alter the application of prepayments or repayments as between A Term Loans, B Term Loans and Capital Expenditure Loans in a manner adverse to the Capital Expenditure Loans or (II) the definition of Required Capital Expenditure Facility Banks or the definition of Capital Expenditure Loan Conversion Date; or
(z) without the consent of each Bank with outstanding Capital Expenditure Loans, amend, modify, waive or defer any Scheduled Capital Expenditure Loan Repayment.

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause
(a)(i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.12 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that such Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to clauses (p) through (z), inclusive, of the second proviso to Section 13.12(a).

            (c) Notwithstanding anything to the contrary contained above in this
Section 13.12, the Collateral Agent may (i) enter into amendments to the Subsidiaries Guaranty and the Security Documents for the purpose of adding additional Subsidiaries of the Borrower (or other Credit Parties) as parties thereto and (ii) enter into security documents to satisfy the requirements of Sections 8.15 and 8.17, in each case without the consent of the Required Banks.

            13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

            13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank.

            13.15 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.15, each Bank agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such

Bank) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the NAIC, the Federal Reserve Board, the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Agent or the Collateral Agent, (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of or in any of the Notes or Commitments or any interest therein by such Bank, provided, that such prospective transferee agrees to provisions substantially the same as those contained in this Section and (g) to any rating agency.

            (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this
Section 13.15 to the same extent as such Bank.

            13.16 Post-Closing Obligations. (a) Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that the UCC and PPSA financing and termination statements delivered by the relevant Credit Party on the Initial Borrowing Date shall be filed in the appropriate governmental office within 3 Business Days after the Initial Borrowing Date.

            (b) All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing provisions of this Section 13.16 (and to permit the taking of the actions described above within the time periods, required above, rather than as otherwise provided in the Credit Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.16 and (y) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by
Section 13.16 have been taken (or were required to be taken). The acceptance of the benefits of the Loans shall constitute a representation, warranty and covenant by the Borrower to each of the Banks that the actions required pursuant to this Section 13.16 will be, or have been, taken within the relevant time periods referred to in this Section 13.16 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.16. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

                              *     *     *     *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

                                      VIDEO UPDATE, INC.

                                      By: /s/ Daniel A. Potter

                                      Title: CEO

787 Seventh Avenue                    BANQUE PARIBAS,
New York, New York  10019               Individually and as Agent
Attention:  Donald Ercole
Telephone:  (212) 841-2540
Facsimile:  (212) 841-2363

                                      By: /s/ D. Ercole

                                      Title: M. Director
                                      By:

                                      Title:

                                      CAROLINA FIRST BANK

                                      By: /s/ Charles D. Chamberlain

                                      Title: Executive Vice President

                                      CREDITANSTALT-BANKVEREIN

                                      By: /s/ John G. Taylor

                                      Title: Senior Associate



                                      By: /s/ Robert M. Biringer

                                      Title: Executive Vice President

                                      FIRST SOURCE FINANCIAL LLP

                                      By: /s/ James W. Wilson

                                      Title: Senior Vice President

                                      FLEET NATIONAL BANK OF
                                      MASSACHUSETTS

                                      By: /s/ Chris Swindell

                                      Title: V.P.

                                      MERRILL LYNCH SENIOR FLOATING
                                      RATE FUND LLC

                                      By: /s/ John M. Johnson

                                      Title: Authorized Signatory

                                      PPM AMERICA, INC. as Agent, on behalf of Jackson National Life Insurance Company

                                      By: /s/ Ben James

                                      Title: Managing Director

                                      BOEING CAPITAL CORPORATION

                                      By: /s/ James C. Hammersmith

                                      Title: Senior Documentation Officer

                                      KEY CORPORATE CAPITAL INC.

                                      By: /s/ Kenneth J. Keeler

                                      Title: Vice President

                                      PARIBAS CAPITAL FUNDING LLC

                                      By: /s/ Jeffrey J. Youle

                                      Title: Director

                                      THE BANK OF NOVA SCOTIA

                                      By: /s/ F.C.H. Ashby

                                      Title: Senior Manager Loan Operations

                                                                     EXHIBIT B-1

                                   A TERM NOTE


$________________                                             New York, New York
                                                              ------------, ----


                  FOR VALUE RECEIVED, VIDEO UPDATE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Bank") or its registered assigns, in lawful money of the United States of America in immediately available funds, at the office of Banque Paribas (the "Agent") located at 787 Seventh Avenue, New York, New York 10019, on the A Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of _______________ DOLLARS ($____________) or, if less, the then unpaid principal amount of all A Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

                  This Note is one of the A Term Notes referred to in the Credit Agreement, dated as of March 6, 1998, among the Borrower, the financial institutions from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof. This Note is also entitled to the benefits of the Guaranties (as defined in the Agreement) and is secured by and entitled to the benefits of the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the A Term Loan Maturity Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                               VIDEO UPDATE, INC.


                                                By_____________________________
                                                  Name:
                                                  Title:

                                                                     EXHIBIT B-2





                                   B TERM NOTE


$________________                                             New York, New York
                                                              ------------, ----


                  FOR VALUE RECEIVED, VIDEO UPDATE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Bank") or its registered assigns, in lawful money of the United States of America in immediately available funds, at the office of Banque Paribas (the "Agent") located at 787 Seventh Avenue, New York, New York 10019, on the B Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of _______________ DOLLARS ($____________) or, if less, the then unpaid principal amount of all B Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

                  This Note is one of the B Term Notes referred to in the Credit Agreement, dated as of March 6, 1998, among the Borrower, the financial institutions from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof. This Note is also entitled to the benefits of the Guaranties (as defined in the Agreement) and is secured by and entitled to the benefits of the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the B Term Loan Maturity Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                                VIDEO UPDATE, INC.


                                                By_____________________________
                                                Name:
                                                Title:

                                                                     EXHIBIT B-3



                            CAPITAL EXPENDITURE NOTE


$________________                                             New York, New York
                                                              ------------, ----


                  FOR VALUE RECEIVED, VIDEO UPDATE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _________________ (the "Bank") or its registered assigns, in lawful money of the United States of America in immediately available funds, at the office of Banque Paribas (the "Agent") located at 787 Seventh Avenue, New York, New York 10019, on the Capital Expenditure Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of _______________ DOLLARS ($_____________) or, if less, the then unpaid principal amount of all Capital Expenditure Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

                  This Note is one of the Capital Expenditure Notes referred to in the Credit Agreement, dated as of March 6, 1998, among the Borrower, the financial institutions from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof. This Note is also entitled to the benefits of the Guaranties (as defined in the Agreement) and is secured by and entitled to the benefits of the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Capital Expenditure Loan Maturity Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                                VIDEO UPDATE, INC.


                                                By_____________________________
                                                  Name:
                                                  Title:

                                                                     EXHIBIT B-4


                                 REVOLVING NOTE


$________________                                             New York, New York
                                                              ------------, ----


                  FOR VALUE RECEIVED, VIDEO UPDATE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Bank") or its registered assigns, in lawful money of the United States of America in immediately available funds, at the office of Banque Paribas (the "Agent") located at 787 Seventh Avenue, New York, New York 10019, on the Revolving Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of _______________ DOLLARS ($____________) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

                  This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of March 6, 1998, among the Borrower, the financial institutions from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof. This Note is also entitled to the benefits of the Guaranties (as defined in the Agreement) and is secured by and entitled to the benefits of the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Loan Maturity Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                                VIDEO UPDATE, INC.


                                                By_____________________________
                                                Name:
                                                Title:

                                                                     EXHIBIT B-5


                                 SWINGLINE NOTE


$________________                                             New York, New York
                                                              ------------, ----


                  FOR VALUE RECEIVED, VIDEO UPDATE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of BANQUE PARIBAS (the "Bank") or its registered assigns, in lawful money of the United States of America in immediately available funds, at the office of Banque Paribas (the "Agent") located at 787 Seventh Avenue, New York, New York 10019, on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of _______________ DOLLARS ($____________) or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

                  This Note is one of the Swingline Notes referred to in the Credit Agreement, dated as of March 6, 1998, among the Borrower, the financial institutions from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof. This Note is also entitled to the benefits of the Guaranties (as defined in the Agreement) and is secured by and entitled to the benefits of the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                               VIDEO UPDATE, INC.


                                                By_____________________________
                                                 Name:
                                                 Title: